SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           Signet Banking Corporation
               (Name of Registrant as Specified in its Charter)

                           Signet Banking Corporation
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                          Signet Banking Corporation Logo

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



NOTICE HEREBY IS GIVEN that the annual meeting of shareholders of Signet Banking Corporation (the "Corporation") will be held at The Engineering Society of Baltimore, Inc., 11 West Mount Vernon Place, Baltimore, Maryland, on Tuesday, April 26, 1994 at 2:00 p.m., Eastern Time, for the following purposes:

            (a) to elect eleven Directors to serve for the ensuing year;

            (b) to approve the Corporation's Annual Executive Incentive Compensation Plan;

            (c) to approve the Corporation's Executive Long-Term
            Incentive Plan;

            (d) to approve the Corporation's 1994 Stock Incentive Plan;

            (e) to ratify the selection by the Board of Directors of Ernst & Young as independent auditors to audit the financial statements of the Corporation for 1994; and

            (f) to transact such other business as properly may come before the meeting or any adjournment thereof.

Only shareholders of the Corporation's Common Stock of record at the close of business on March 10, 1994 will be entitled to vote at the meeting and any adjournment thereof.

The Board of Directors believes that the above proposals are in the best interests of the Corporation and its shareholders and therefore recommends that you vote "FOR" each proposal.

It is important that your shares be represented and voted. Please mark, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted. You are cordially invited to attend the meeting.

                                             By Order of the Board of
                                                     Directors

                                                     Signature


                                             ANDREW T. MOORE, JR.
                                                  Secretary
March 28, 1994

                                 PROXY STATEMENT

Proxies in the form enclosed are solicited by the Corporation to be voted at the annual meeting of shareholders to be held on April 26, 1994 and any adjournment thereof. Proxies may be revoked at any time before they are voted by delivery of notice of revocation to the Corporation's Senior Vice President and Corporate Secretary. Unrevoked proxies will be voted as designated thereon. The cost of this solicitation will be borne by the Corporation. Proxies may be solicited by regular employees at nominal cost by telephone or visit and brokers and nominees will be reimbursed for their expenses in soliciting proxies from beneficial owners. In addition, the Corporation has retained Georgeson & Co., Inc. to assist in the solicitation of proxies for an aggregate fee of not more than $8,000 plus reasonable out-of-pocket expenses. It is contemplated that this proxy statement and the enclosed proxy first will be sent to shareholders on March 28, 1994. The mailing address of the principal office of the Corporation is 7 North Eighth Street, P. O. Box 25970, Richmond, Virginia 23260.

Only shareholders of the Corporation's Common Stock of record at the close of business on March 10, 1994 are entitled to vote at the meeting. On that date, there were outstanding 56,706,167 shares of Common Stock of the Corporation entitling the holders thereof to one vote per share on all matters brought before the meeting.

Except for the election of Directors, action on matters submitted to a vote of the shareholders at the meeting will be approved if a quorum is present and the votes cast in favor of the matter constitute a majority of the votes cast for or against the matter. With respect to the election of Directors, the eleven nominees receiving the greatest number of votes cast for the election of Directors will be elected, assuming a quorum is present at the meeting. Presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.

The Corporation has been advised by FMR Corp. ("FMR"), 82 Devonshire
Street, Boston, Massachusetts 02109-3614, and Edward C. Johnson, 3d, a controlling shareholder of FMR, that as of December 31, 1993 they, through investment advisory and banking subsidiaries of FMR, beneficially owned an aggregate of 4,126,303 shares of the Corporation's Common Stock or 7.30% of the outstanding shares. Of these shares, 3,064,803 were beneficially owned as a result of FMR's and Mr. Johnson's control over a wholly-owned subsidiary of FMR that acts as investment advisor to several investment companies known as the Fidelity funds and, as a result, has sole power to dispose of the Corporation's shares held by the funds. Power to vote the shares held by the Fidelity funds resides with the Boards of Trustees of the funds, which direct the investment advisor to vote the shares in accordance with written guidelines, and does not reside with FMR or Mr. Johnson. Additionally, 970,300 shares are beneficially owned through a wholly-owned banking subsidiary of FMR that, as investment manager of certain institutional accounts, has sole dispositive power over all of such shares and sole voting power over 606,000 of such shares.

The Corporation also has been advised by Barrow, Hanley, Mewhinney &
Strauss, Inc. ("BHM&S"), 280 Crescent Court, 19th Floor, Dallas, Texas 75201, that, as of February 28, 1994, BHM&S had voting and investment power with respect to 3,025,300 shares of the Corporation's Common Stock or 5.4% of the outstanding shares of Common Stock. BHM&S further has advised the Corporation that it is an investment advisor under the Investment Advisors Act of 1940 and that the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock is held by certain clients of BHM&S, none of which has such right or power with respect to five percent or more of the Common Stock.


                            ELECTION OF DIRECTORS


The persons named below have been nominated to serve as Directors of the Corporation until the next annual meeting of shareholders and until their successors duly have been elected. Each nominee has agreed to serve if elected.

The persons named on the enclosed proxy will vote "FOR" the election of the nominees named below unless authority is withheld. If for any reason any of the persons named below should become unavailable to serve, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

The nominees are:

                                            Principal Occupation or          Director of
                                             Employment During The           Corporation
        Name                                    Last Five Years                 Since      Age
                                        Retired on September 1, 1991,           1985        65
                                        from the office of President
PHOTO                                   and Chief Executive Officer,
                                        Chesapeake and Potomac
                                        Telephone Company of Maryland
                                        (Telecommunications),
                                        Baltimore, Maryland.  Prior to
                                        January, 1990, he was
                                        President of Chesapeake and
                                        Potomac Telephone Company of
                                        Maryland.  He also is a
                                        Director of Signet
                                        Bank/Maryland and Signet
                                        Bank/Virginia.
J. Henry Butta

                                        Chairman of the Board and               1984        54
                                        Chief Executive Officer, Blue
PHOTO                                   Cross and Blue Shield of
                                        Virginia (Insurance),
                                        Richmond, Virginia.   Prior to
                                        July, 1989, he was Chairman of
                                        the Board and Chief Executive
                                        Officer of Consolidated
                                        Healthcare, Inc.  He also is a
                                        Director of Signet
                                        Bank/Maryland and Signet
                                        Bank/Virginia.
Norwood H. Davis, Jr.

                                        Chairman of the Board and               1993        44
                                        Chief Executive Officer,
PHOTO                                   Heilig-Meyers Company (Retail
                                        Home Furnishings), Richmond,
                                        Virginia.  He also is a
                                        Director of Signet
                                        Bank/Maryland and Signet Bank/
                                        Virginia.
William C. DeRusha

                                            Principal Occupation or          Director of
                                             Employment During The           Corporation
        Name                                    Last Five Years                 Since      Age

                                        Chairman of the Board and               1978        52
                                        Chief Executive Officer of the
PHOTO                                   Corporation and Chairman of
                                        Signet Bank/Maryland, Signet
                                        Bank, N.A. and Signet
                                        Bank/Virginia.  Prior to
                                        April, 1990, he was President
                                        and Chief Executive Officer of
                                        the Corporation and Signet
                                        Bank/Virginia.  Prior to
                                        April, 1989, he was President
                                        and Chief Operating Officer of
                                        the Corporation and President
                                        and Chief Executive Officer of
                                        Signet Bank/Virginia.  He also
                                        is a Director of Signet
                                        Bank/Maryland and Signet
                                        Bank/Virginia.
Robert M. Freeman

                                        President, Hampton University           1989        53
                                        (Educational Institution),
PHOTO                                   Hampton, Virginia, and Owner,
                                        Pepsi-Cola Bottling Company,
                                        Houghton, Michigan.  He also
                                        is a Director of Signet
                                        Bank/Maryland and Signet
                                        Bank/Virginia.
William R. Harvey

                                        President, Glaize                       1977        62
                                        Developments, Inc. (Land
PHOTO                                   Development), Winchester,
                                        Virginia.  She also is a
                                        Director of Signet
                                        Bank/Maryland and Signet
                                        Bank/Virginia.
Elizabeth G. Helm

                                        President Emeritus, The Johns           1985        65
                                        Hopkins Health System and
PHOTO                                   Consultant. Prior to July 1,
                                        1992 he was President, Chief
                                        Executive Officer and Trustee,
                                        Johns Hopkins Health System
                                        and Johns Hopkins Hospital
                                        (Medical Care Services),
                                        Baltimore, Maryland.  He also
                                        is a Director of Signet
                                        Bank/Maryland and Signet
                                        Bank/Virginia.
Robert M. Heyssel

                                            Principal Occupation or          Director of
                                             Employment During The           Corporation
        Name                                    Last Five Years                 Since      Age

                                        President and Chief Operating           1986        55
                                        Officer of the Corporation and
PHOTO                                   President and Chief Executive
                                        Officer of Signet
                                        Bank/Virginia.  Prior to
                                        April, 1990, he was Vice
                                        Chairman of the Corporation,
                                        Signet Bank/Maryland and
                                        Signet Bank/Virginia.  He also
                                        is a Director of Signet
                                        Bank/Maryland, Signet Bank,
                                        N.A. and Signet Bank/Virginia.
Malcolm S. McDonald

                                        Chairman of the Board and               1985        64
                                        Chief Executive Officer, Crown
PHOTO                                   Central Petroleum Corporation
                                        (Independent
                                        Refiners/Marketers), Balti-
                                        more, Maryland.  He also is a
                                        Director of Signet
                                        Bank/Maryland and Signet
                                        Bank/Virginia.
Henry A. Rosenberg, Jr.

                                        Chairman of the Board and               1992        50
                                        Chief Executive Officer of
PHOTO                                   American Trading and
                                        Production Corporation
                                        (Diversified Manufacturing,
                                        Real Estate and Oil and Gas
                                        Operations), Baltimore,
                                        Maryland. Prior to June, 1992,
                                        he was President and Chief
                                        Executive Officer of American
                                        Trading and Production
                                        Corporation. Prior to January,
                                        1991, he was President and
                                        Chief Operating Officer of
                                        American Trading and
                                        Production Corporation.  He
                                        also is a Director of Signet
                                        Bank/ Maryland and Signet
                                        Bank/Virginia.
Louis B. Thalheimer

                                        President, Westfield Realty,            1985        57
                                        Inc. (Real Estate
PHOTO                                   Development), Arlington,
                                        Virginia.  He also is a
                                        Director of Signet
                                        Bank/Maryland and Signet
                                        Bank/Virginia.
Stanley I. Westreich

        Michael D. Sullivan resigned from the Board of Directors on December 27, 1993.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Executive Officers and Directors and persons who own more than ten percent of the Corporation's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. Executive Officers, Directors and greater than ten percent shareholders are required to furnish the Corporation with copies of all Section 16(a) reports that they file.

        Based solely on its review of the copies of Section 16(a) reports received by it, or written representations from certain reporting persons that no such reports were required for those persons, the Corporation believes that, during the period from January 1, 1993 to December 31, 1993, all filing requirements applicable to its Directors, Executive Officers and greater than ten percent shareholders were complied with, except that Norwood H. Davis, Jr. filed late one report covering one transaction.


Other Directorships

         The nominees are directors of the following companies in addition to those mentioned in the table:

          Mr. Davis:  Home Nutritional Services, Inc.

          Mr. DeRusha:  Peebles Inc.

          Mr. Freeman:  Blue Cross and Blue Shield of Virginia; Crown  Central
                        Petroleum Corporation

          Mrs. Helm:  Blue Cross and Blue Shield of Virginia; Shenandoah Life
                      Insurance Company

          Dr. Harvey:  Blue Cross and Blue Shield of Virginia; International
                       Guaranty Insurance Company

          Dr. Heyssel:  Monsanto Company

          Mr. McDonald:  Peebles Inc.

          Mr. Rosenberg:  USF&G Corporation


Stock Ownership

The following table provides information as of March 15, 1994 as to the shares of the Corporation's Common Stock beneficially owned, as that term is defined by the Securities and Exchange Commission, by each nominee for Director, by each of the five Executive Officers named in the Summary Compensation Table on page 9 and by all Directors and Executive Officers of the Corporation as a group:

                                        Number of Shares
Name                                Beneficially Owned (1)(2)         % of Class

Directors
J. Henry Butta                              2,020                          *
Norwood H. Davis, Jr.                      96,539                          *
William C. DeRusha                          1,000                          *
William R. Harvey                           6,490                          *
Elizabeth G. Helm                          24,486                          *
Robert M. Heyssel                           4,290                          *
Henry A. Rosenberg, Jr.                 2,491,163 (3)                     4.4
Louis B. Thalheimer                     2,491,163 (3)                     4.4
Stanley I. Westreich                      531,752 (4)                     1.0

Named Executive Officers
Robert M. Freeman**                       325,301 (5)                      *
Malcolm S. McDonald**                     212,209 (6)                      *
Wallace B. Millner, III                   139,348 (7)                      *
T. Gaylon Layfield, III                    97,898 (8)                      *
Robert J. Merrick                          91,559 (9)                      *

Directors & Executive
 Officers as a group (24)               4,419,597 (10)                    7.8

*Less than 1% of Class
**Messrs. Freeman and McDonald also are Directors of the Corporation.

        (1) Under a policy adopted by the Board of Directors, each Director must own 1,000 shares of Common Stock within twelve months of his or her election.

        (2) Each person individually has sole voting and investment power over all of the shares listed except as set forth below.

        (3) Mr. Rosenberg and Mr. Thalheimer, Directors of the Corporation, and their affiliates, had voting and investment power with respect to 2,491,163 shares of Common Stock of the Corporation. Mr. Rosenberg and Mr. Thalheimer each are deemed to be the beneficial owner of all the shares held by the group. Mr. Rosenberg has sole voting and investment power as to 1,767 shares and shared voting and/or investment power as to 1,252,158 shares. Mr. Thalheimer has sole voting and investment power as to 20,100 shares and shared voting and/or investment power as to 1,252,682 shares.

        (4) Includes 199,386 shares as to which Mr. Westreich has shared voting and/or investment power.

        (5) Includes 150,752 shares that may be acquired within 60 days by the exercise of stock options, 29,800 shares that may be acquired on or after July 25, 1994 by the exercise of stock options, 34,470 shares held in the Employee Savings Plan and 35,557 shares for which there is shared voting and/or investment power.

        (6) Includes 103,260 shares that may be acquired within 60 days by the exercise of stock options, 18,600 shares that may be acquired on or after July 25, 1994 by the exercise of stock options, 12,076 shares held in the Employee Savings Plan and 4,564 shares for which there is shared voting and/or investment power.

        (7) Includes 69,020 shares that may be acquired within 60 days by the exercise of stock options, 10,500 shares that may be acquired on or after July 25, 1994 by the exercise of stock options, 5,414 shares held in the Employee Savings Plan and 87 shares for which there is shared voting and/or investment power.

        (8) Includes 50,508 shares that may be acquired within 60 days by the exercise of stock options, 10,500 shares that may be acquired on or after July 25, 1994 by the exercise of stock options, 237 shares held in the Employee Stock Purchase Plan, 1,448 shares held in the Employee Savings Plan and 1,100 shares for which there is shared voting and/or investment power.

        (9) Includes 62,640 shares that may be acquired within 60 days by the exercise of stock options, 7,800 shares that may be acquired on or after July 25, 1994 by the exercise of stock options, 155 shares held in the Employee Savings Plan and 2,368 shares for which there is shared voting and/or investment power.

        (10) Includes 656,266 shares that may be acquired within 60 days by the exercise of stock options, 124,300 shares that may be acquired on or after July 25, 1994 by the exercise of stock options, 12,146 shares held in the Employee Stock Purchase Plan, 179,793 shares held in the Amended Investor Stock Purchase Plan, 78,026 shares held in the Employee Savings Plan and 1,496,606 shares for which there is shared voting and/or investment power.

Transactions

        Subsidiaries of American Trading and Production Corporation, of which Mr. Thalheimer is Chairman of the Board and Chief Executive Officer, during 1993, leased to a subsidiary of the Corporation a total of 4,039 square feet in the Blaustein Building, Baltimore, Maryland. Rent for this space, including escalation, totaled $54,189 in 1993.

        During 1992, the officers and directors of American Trading Real Estate Company, Inc. ("Atreco"), a wholly-owned subsidiary of American Trading and Production Corporation, of which Mr. Thalheimer is Chairman of the Board and Chief Executive Officer, decided that Atreco should avail itself of the non-recourse provision of a mortgage note held by the Prudential Insurance Company of America (Prudential). The mortgage note was secured by an office building in Los Angeles, California. The office building, known as Wilshire Square II, was not generating sufficient cash flow to cover debt payments required by the note. After lengthy but amicable negotiations with Prudential, Atreco was unsuccessful in restructuring the debt. Thereupon, Atreco suspended debt payments pursuant to a stipulation mutually agreed upon with Prudential. On December 11, 1992, the Superior Court of California for the County of Los Angeles appointed a receiver to expedite foreclosure. The office building was consequently purchased by Prudential in settlement of the mortgage note on April 29, 1993 at the foreclosure sale.

        Ward Development Company, of which Mr. Westreich is a general partner, during 1993, leased to a subsidiary of the Corporation a total of 3,326 square feet in an office building in Arlington, Virginia. Rent for this space totaled $111,485 in 1993.

        Most of the Directors, partnerships of which they are general partners and corporations of which they are directors or officers maintain normal banking relationships with the Corporation's banking subsidiaries, Signet Bank/Maryland, Signet Bank, N.A. and Signet Bank/Virginia. Loans made by these banking subsidiaries to such persons and other entities are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, general partnerships and corporations and do not involve more than normal risk of collectibility or present other unfavorable features.


Board and Committee Meetings

        During 1993, the Board of Directors of the Corporation held thirteen meetings and the Executive Committee met three times. The Audit Committee of the Corporation met four times, the Finance Committee met six times, the Nominating, Governance and Corporate Responsibility Committee met three times, the Organization and Compensation Committee met five times and the Stock Option Committee met two times. All Directors of the Corporation attended at least 75% of the aggregate of all meetings of the Board and Committees on which they served.

Committees of the Board

        The Executive Committee, during the interim between Board meetings, has and may exercise all of the authority of the Board of Directors, except to approve certain extraordinary transactions. During 1993, the Executive Committee of the Corporation consisted of permanent members Messrs. Freeman (Chairman) and McDonald. The other members of the Committee who served for the first six months were Messrs. Butta, Davis and Thalheimer; and for the last six months, Mrs. Helm and Messrs. Heyssel and Rosenberg.

        The Audit Committee is composed entirely of outside Directors who are independent of the management of the Corporation and are free from any relationship that in the opinion of the Board of Directors would interfere with their exercise of independent judgment. It recommends the engagement of independent auditors and reviews the scope of their services; reviews the Corporation's consolidated financial statements and all audits related to them; the Committee reviews the internal audit function including the scope and extent of internal audits and credit reviews; reviews the annual management report and investigates any matter brought to its attention within its purview. Also, the Committee reviews all reports of examination and management's responses and annually reviews transactions involving the Corporation and any Director, Executive Officer or their affiliates. During 1993, the Audit Committee consisted of Messrs. Butta (Chairman), Davis, Rosenberg, Thalheimer and Westreich.

        The Finance Committee reviews the Corporation's financial condition and finance plans designed to assure capital adequacy and liquidity and is responsible for recommendations concerning any dividend change. The Finance Committee also reviews the investment performance of the Corporation and its Trust subsidiary. During 1993, the Finance Committee consisted of Messrs. Thalheimer (Chairman), Butta, Mrs. Helm and Dr. Heyssel.

        The Nominating, Governance and Corporate Responsibility Committee considers candidates for election as Directors and is responsible for keeping abreast of developments with regard to corporate governance in general and Directors' duties and responsibilities in particular and corporate contributions. It also considers nominees recommended by shareholders whose recommendations should be submitted to it through the Corporate Secretary of the Corporation. During 1993, the Nominating, Governance and Corporate Responsibility Committee consisted of Mrs. Helm (Chairman), Messrs. Harvey, Sullivan and Westreich.

        The Organization and Compensation Committee recommends to the Board the election and reelection of officers, considers changes in compensation, promotions and reviews matters related to management succession. The Organization and Compensation Committee also serves as the Employee Stock Purchase Committee and the Stock Option Committee. During 1993, the Organization and Compensation Committee consisted of Messrs. Rosenberg (Chairman), Davis, Harvey, Heyssel and Sullivan.



Compensation Committee Interlocks and Insider Participation

        Mr. Rosenberg, who serves as Chairman of the Organization and Compensation Committee is Chairman of the Board and Chief Executive Officer of Crown Central Petroleum Corporation. Mr. Freeman, Chairman of the Board and Chief Executive Officer of the Corporation, is a Director of Crown Central Petroleum Corporation, but does not serve on its Compensation Committee.

        Crown Central Petroleum Corporation, of which Mr. Rosenberg is Chairman of the Board and Chief Executive Officer, during 1993, leased to subsidiaries of the Corporation a total of 3,077 square feet for automatic teller machines located at various Crown stations in Maryland and Virginia. Rent for this space totaled $60,000 in 1993.

        Mr. Davis, who is Chairman of the Board and Chief Executive Officer of Blue Cross and Blue Shield of Virginia, served on the Organization and Compensation Committee until July 1993. Mr. Freeman subsequently became a Director of Blue Cross and Blue Shield of Virginia.


Compensation of the Board

        Directors of the Corporation are paid an annual retainer of $14,000 plus $850 for attendance at each meeting of the Board, Executive, Audit and Organization and Compensation Committees and $650 for each Finance and Nominating, Governance and Corporate Responsibility Committee meeting attended. Directors also are reimbursed for reasonable expenses incurred to attend Board and Committee meetings. Chairmen of Committees receive an additional $3,500 per annum. Directors who also are officers receive no retainer or Committee Chairman fee and no compensation for meetings attended.

        The Corporation maintains a plan pursuant to which Directors voluntarily may defer all of their fees for services performed for the Corporation (in their capacity as Directors) and receive deferred income benefits. Directors who participate will begin to receive their deferred income benefits when they cease to be Directors. Deferred income benefits also are payable to the beneficiaries or estates of Directors who die before the receipt of their benefits. Benefits generally are payable in monthly installments beginning within 90 days after retirement and extending no later than the date the individual attains age 80. The Corporation also maintains a plan pursuant to which Directors previously were permitted to defer all or a portion of their fees in order to receive income benefits. Directors who deferred fees will receive income benefits over a fifteen year period beginning when they cease to serve as Directors. No deferrals have been made under this plan since December, 1987 and no additional deferrals will be made under this plan.

        With respect to these deferred plans, upon a change of control and unless a Director made and filed with the Corporation before January 1, 1994 an irrevocable election to defer receipt of payments to his retirement or earlier termination of employment, the Corporation shall pay to each Director within thirty days of the change of control, a lump sum equal to such Director's account balance, the present value of the accrued benefit or, for those former Directors currently receiving benefits, the present value of the remaining benefits as of the date of the change of control.



Executive Compensation

Summary Compensation Table

        The following table provides certain information concerning annual and long term compensation paid to or accrued on behalf of the Chairman and Chief Executive Officer and the four other most highly compensated Executive Officers (the "Named Executive Officers") for the years 1991, 1992 and 1993.

                                              Summary Compensation Table

                                                                                Long Term
                                                                              Compensation
                                                                        ----------------------
                        Annual Compensation                               Awards      Payouts
- ---------------------------------------------------------------------   -----------   --------
       Name and                                                         Options/(1)   LTIP/(2)       All Other/(3)
   Principal Position               Year        Salary       Bonus         SARs       Payouts        Compensation
                                                  $            $            #           $                 $
Robert M. Freeman                   1993        530,200     488,500       68,604      334,975           39,221
Chairman of the Board               1992        494,100     364,350       50,748       95,250           44,375
and Chief Executive                 1991        448,900           0       71,400            0           39,236
Officer

Malcolm S. McDonald                 1993        380,000     316,100       43,312      200,700           49,763
President and Chief                 1992        360,200     246,675       34,348       59,700           58,699
Operating Officer                   1991        332,700           0       49,800            0           53,264

Wallace B. Millner, III             1993        266,200     127,075       14,126      102,475           44,058
Senior Executive Vice               1992        254,800     150,000       19,694       29,875           47,936
President and Chief                 1991        243,800           0       28,800            0           29,605
Financial Officer

T. Gaylon Layfield, III             1993        217,650     163,975       10,772      102,475           17,238
Senior Executive Vice               1992        191,100     108,925       11,736       21,700           18,796
President                           1991        184,200           0       18,200            0           12,931

Robert J. Merrick                   1993        223,500      94,175       11,104       86,800           32,306
Executive Vice                      1992        218,600      85,075       12,936       23,925           32,264
President and                       1991        213,800           0       23,400            0           22,611
Chief Credit Officer

(1) Reflects two for one stock split in the form of a 100 percent stock dividend distributed on July 27, 1993.

(2) Payout of long term cash awards for performance periods ending on December 31, 1991, 1992 and 1993.

(3)     All Other Compensation includes the following:

        (i) Matching contributions under the Corporation's Employee Savings and unfunded Excess Savings plans. Employee pretax contributions are matched at a rate of $0.50 for each $1.00 deferred under the plans except that no matching contributions are made with respect to deferrals on compensation which exceed the Internal Revenue Code Section 401(a)(17) maximum allowable compensation. During 1993, each Named Executive Officer received the maximum matching contribution of $4,497 under the Employee Savings Plan. Also, each Named Executive Officer received the maximum matching contribution of $2,578 under the unfunded Excess Savings plan.

        (ii) Above market interest (as defined by the Securities and Exchange Commission) accrued on balances maintained under the unfunded Excess Savings and unfunded deferred compensation plans. For 1993, the amounts accrued were:

                                   Excess             Deferred        Total 1993
            Name                 Savings Plan    Compensation Plan  Interest Accrual
        Robert M. Freeman         $ 6,630            $ 3,986           $ 10,616
        Malcolm S. McDonald         1,422             16,190             17,612
        Wallace B. Millner, III     2,635             20,248             22,883
        T. Gaylon Layfield, III     1,549              1,307              2,856
        Robert J. Merrick           3,165              9,692             12,857


        (iii) Under the Corporation's Split Dollar Life Insurance Plan, individual whole life insurance is available to certain executive and management level employees. The participant pays an assumed term cost of the coverage and the Corporation pays the remainder of the premium. If all assumptions as to life expectancy and other factors occur in accordance with projections, the Corporation expects to recover the cost of the program. The amounts listed below reflect the current value of the benefits ascribed to life insurance policies purchased on the lives of the Named Executive Officers.

        Name                     Benefit Value
        Robert M. Freeman          $ 21,530
        Malcolm S. McDonald          25,076
        Wallace B. Millner, III      14,099
        T. Gaylon Layfield, III       7,307
        Robert J. Merrick            12,374

Stock Options

        The following table provides information concerning the granting of stock options during 1993 under the Corporation's 1992 Stock Option Plan to the Named Executive Officers.


                                             Option/SAR Grants in Last Fiscal Year

                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                                                                                 Annual Rates of Stock
                                                                                                Price Appreciation for
                                  Individual Grants                                                   Option Term(1)
- -------------------------------------------------------------------------------------       ------------------------------
                                           % of Total
                                          Options/SAR's
                              Options/      Granted to      Exercise or
                               SAR's       Employees in     Base Price     Expiration
   Name                       Granted(2)   Fiscal Year      ($/Sh)(2)         Date          0%($)      5%($)        10%($)
Robert M. Freeman             38,800(3)      12.65%          23.71875       1/26/03          0        578,764     1,466,701
                              22,916(4)       7.47%          27.75000       1/27/02          0        327,147       794,697
                               6,888(5)       2.25%          27.75000       1/21/01          0         84,364       199,265

Malcolm S. McDonald           24,400(3)       7.96%          23.71875       1/26/03          0        363,965       922,359
                              14,920(4)       4.87%          27.75000       1/27/02          0        212,997       517,406
                               3,992(5)       1.30%          27.75000       1/21/01          0         48,894       115,486

Wallace B. Millner, III       12,200(3)       3.98%          23.71875       1/26/03          0        181,982       461,179
                               1,926(5)       0.63%          27.68750       1/21/01          0         23,606        55,752

T. Gaylon Layfield, III        9,000(3)       2.93%          23.71875       1/26/02          0        134,249       340,214
                               1,772(5)       0.58%          27.68750       1/21/01          0         21,636        51,095

Robert J. Merrick              9,000(3)       2.93%          23.71875       1/26/02          0        134,249       340,214
                               2,104(5)       0.69%          29.31250       1/21/01          0         28,393        67,560


 (1) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The Corporation did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
 (2) Reflects two for one stock split in the form of a 100 percent stock dividend distributed on July 27, 1993.
 (3) Granted as part of the Corporation's annual option grant. The options are exercisable during the period beginning six months following the grant date and ending ten years after the grant date so long as the optionee continues employment with the Corporation or one of its subsidiaries. All options are granted at the fair market value of the Corporation's Common Stock on the date of grant. There were no Stock Appreciation Rights (SARs) granted to plan participants.
 (4) Granted as reload options. Reload options are granted when an executive surrenders currently owned shares to satisfy payment for the exercise of an option. One reload option is granted for each such share surrendered. Reload options are exercisable beginning six months after the grant date and remain exercisable for the remainder of the term of the option for which shares were surrendered. They are granted at the fair market value of the Corporation's Common Stock on the date of grant. The reload options do not have a reload feature.
 (5) Granted on the same basis as reload options. The options are exercisable during the period beginning six months following the grant date and ending January 21, 2001. These options were granted when an executive surrendered currently owned shares to satisfy payment for the exercise of options originally granted January 22, 1991. One option is granted for each such share surrendered. They are granted at the fair market value of the Corporation's Common Stock on the date of grant. These options do not have a reload feature. With respect to the Named Executive Officers, no further option grants of this type will be made.


 Stock Option Exercises and Holdings

        The following table provides information concerning the exercise of stock options during 1993 and unexercised stock options held as of December 31, 1993 for the Named Executive Officers.

                           Aggregated Option/SAR Exercises in Last Fiscal Year
                                 and Fiscal Year-End Option/SAR Values

                                                                                            Value of
                                                                      Number of            Unexercised
                                                                    Unexercisable         In-the-Money
                                                                   Options/SAR's at     Options/SAR's at
                                                                      FY-End(#)           FY-End(#)(2)

                               Shares Acquired        Value          Exercisable/         Exercisable/
        Name                    on Exercise(#)    Realized($)(1)     Unexercisable        Unexercisable
 Robert M. Freeman                  98,400           1,903,488        120,948/           2,120,086/
                                                                       29,804              219,805
 Malcolm S. McDonald                64,900           1,263,444         88,248/           1,598,174/
                                                                       18,912              139,476
 Wallace B. Millner, III            15,900             381,094         67,594/           1,287,665/
                                                                        1,926               14,144
 T. Gaylon Layfield, III            13,200             316,388         56,736/           1,137,403/
                                                                        1,772               13,179
 Robert J. Merrick                  22,600             578,981         62,640/           1,183,908/
                                                                            0                    0

 (1) The fair market value of the acquired shares of the Corporation's Common Stock minus the price of the options exercised.
 (2) Based on the December 31, 1993 market price of $35.125 per share for the Corporation's Common Stock minus the exercise prices of the unexercised stock options held at that time.

 Long Term Cash Incentive Plan

        The following table provides information concerning awards made during 1993 under the Corporation's Long Term Cash Incentive Plan to the Named Executive Officers. Cash payments are reported in the Summary Compensation Table when made.

                             Long Term Incentive Plans - Awards in Last Fiscal Year

                                                                                Estimated Future Payouts
                                                                           Under Non-Stock Price Based Plans(1)
                                                                           ------------------------------------
                                     Number of         Performance or
                                   Shares, Units        Other Period
                                      or Other        Until Maturation      Threshold      Target      Maximum
      Name                          Rights(#)(2)         or Payout             ($)           ($)         ($)
 Robert M. Freeman                   163,000         1/1/93 to 12/31/95       34,125       163,500     327,000

 Malcolm S. McDonald                  97,500         1/1/93 to 12/31/95       24,375        97,500     195,000

 Wallace B. Millner, III              53,250         1/1/93 to 12/31/95       13,325        53,250     106,500

 T. Gaylon Layfield, III              48,000         1/1/93 to 12/31/95       12,000        48,000      96,000

 Robert J. Merrick                    44,700         1/1/93 to 12/31/95       11,175        44,700      89,400


 (1) The Corporation's total shareholder return (TSR) ranking relative to the 100 largest U.S. banks based on asset size determines award levels. The target award will be paid if the TSR ranking objective is met. The threshold amount will be earned by the achievement of 50% of the TSR ranking objective and the maximum award will be earned when the Corporation's TSR ranking is double the targeted objective. No awards are paid for performance below the threshold level. Awards are based on a percentage of the Named Executive Officer's base salary .
 (2) Each unit represents one dollar, based on 1994 base salaries. Actual awards may be greater if base salaries increase. The awards shown may be increased, but not decreased at the discretion of the Organization and Compensation Committee.


 Pension Plans

        The following table shows the estimated total annual pension benefits payable at normal retirement age (age 65) to individuals covered under both the Corporation's qualified Employee Retirement and nonqualified Executive Employee Supplemental Retirement Plans.

                                Pension Plan Table


                                          Years of Service

 Remuneration           15             20            25(1)      30 or More(1)

   $250,000         $103,125       $137,500       $137,500       $137,500
    300,000          123,750        165,000        165,000        165,000
    350,000          144,375        192,500        192,500        192,500
    400,000          165,000        220,000        220,000        220,000
    450,000          185,625        247,500        247,500        247,500
    500,000          206,250        275,000        275,000        275,000
    550,000          226,875        302,500        302,500        302,500
    600,000          247,500        330,000        330,000        330,000
    650,000          268,125        357,500        357,500        357,500
    700,000          288,750        385,000        385,000        385,000
    750,000          309,375        412,500        412,500        412,500
    800,000          330,000        440,000        440,000        440,000
    850,000          350,625        467,500        467,500        467,500
    900,000          371,250        495,000        495,000        495,000
    950,000          391,875        522,500        522,500        522,500
  1,000,000          412,500        550,000        550,000        550,000
  1,050,000          433,125        577,500        577,500        577,500

 (1) The maximum service recognized is 20 years. Service beyond 20 years does not increase the age 65 pension benefit.

        Executive Employee Supplemental Retirement Plan (the "Plan") participants will receive upon retirement at age 65 with 20 years of service an annual retirement income for life equal to 55% of their average annual compensation (as reported in the Summary Compensation Table as salary and bonus) during the highest three of their last five calendar years of employment. Amounts payable under the Plan will be reduced by payments determined under the Employee Retirement and Long Term Disability plans, if applicable, and 50% of the primary Social Security benefit. Projected annual retirement benefits are $560,285 for Mr. Freeman, who currently is credited with 22 years of service; $382,855 for Mr. McDonald, who currently is credited with 23 years of service; $216,301 for Mr. Millner, who currently is credited with 23 years of service; $209,894 for Mr. Layfield who currently is credited with 18 years of service; and $174,721 for Mr. Merrick, who currently is credited with 17 years of service.

 Employment Agreements

        The Corporation maintains employment agreements for fifteen Executive Officers including the Named Executive Officers. The purpose of these agreements is to assure shareholders that the business of the Corporation will continue with a minimum of disruption in the event a change of control of the
 Corporation occurs.   A change of control is defined as the acquisition of 20%
 or more of the Corporation's Common Stock or voting securities by a person or group, a change in the majority of the Board of Directors, a merger, liquidation, dissolution or sale of all or substantially all of the assets of the Corporation or other changes of control as determined by regulatory authorities. The agreements also are intended to provide greater employment security to key operational and management executives if such a change of control occurs. If within three years of a change of control, such officers are assigned to positions of lesser responsibilities or authority or receive lesser compensation, benefits or perquisites and as a result they terminate employment, or if their employment is terminated for reasons other than for cause, each such executive will be entitled to a lump sum payment within 30 days equal to the executive's base salary through the date of termination, a proportionate bonus based upon the executive's annual bonus for the last fiscal year and three times the sum of the executive's annual base salary, annual bonus and profit sharing awards. The executive also will be entitled to a lump sum payment equal to the accrued value of the benefit the executive would have received under the Corporation's qualified and supplemental retirement plans had the executive remained employed for the remainder of the three year period. The Corporation will pay all income and excise taxes and any interest or penalties with respect to such taxes that may be imposed pursuant to Section 4999 of the Internal Revenue Code on such lump sum payment or other benefits under such agreements. The agreements also provide for the payment of severance benefits after voluntary termination of employment provided that such voluntary termination occurs during the 30 day window period beginning one year after the change of control.


 Organization and Compensation Committee Report on Executive Compensation

        The Organization and Compensation Committee (the "Committee") of the Board of Directors is responsible for recommending to the Board of Directors for final action the implementation, amendment or termination of executive and certain other broad based employee compensation programs. It also is responsible for administering approved executive compensation plans. The Committee is composed entirely of outside directors who are not eligible, with the exception of the deferred compensation plan, to participate in the plans it recommends or administers.

        The Corporation's executive compensation philosophy calls for executive compensation programs which motivate executives to take actions directed toward the creation of premium shareholder value and attainment of "Best Bank" status, as characterized by consistently high profitability, financial strength and service quality. To these ends the Committee has adopted the following strategies:

        o  Total compensation is performance based.

        o Success measures in performance plans are linked to shareholder interests.

        o A significant portion of the executives' total compensation is subject to performance risk.

        o A significant portion of performance based compensation is tied to long term performance.

        o Core compensation (salary and benefits) is maintained at competitive levels.

        o Corporate performance, as opposed to that of specific lines of business within the Corporation, carries the predominant weight in performance based plans.

        o Total compensation is at market level when the Corporation's performance is competitive and falls below or exceeds market levels when performance varies from the market's performance.

        During 1993, the Committee engaged an independent consultant to assess the competitiveness of the Corporation's total executive compensation program against those of other banks of similar asset size.

        The primary components of the executive compensation program are base salary, the Executive Incentive Compensation Plan, the Long Term Cash Incentive Plan and the 1983 and 1992 Stock Option Plans. Executive Officers also participate in the full array of broad based employee compensation and benefit programs except for the Employee Profit Sharing and group life insurance plans. In lieu of participation in the group life insurance plan, Executive Officers participate in the Split Dollar Life Insurance Plan. In years in which net income performance does not reach the level required to make payments under the broad based Employee Profit Sharing Plan, no awards are paid under the Executive Incentive Compensation and Long Term Cash Incentive Plans.

        The Committee approves the selection of companies against which the Corporation's performance is measured for purposes of determining awards under the Long Term Cash Incentive and Stock Option Plans. These companies are the 100 largest U.S. banks based on asset size.

 Base Salary - Base salaries are targeted at the 50th percentile of the competitive market. Because of the high correlation between base salaries and bank asset sizes, the competitive market is defined as banks of similar asset size. Mr. Freeman's base salary was adjusted to $545,000 on July 1, 1993 consistent with the above criteria and within the same guidelines established by the Committee with respect to all other executives of the Corporation. Mr. Freeman's salary is slightly below the competitive market.

 Executive Incentive Compensation Plan - This program provides for annual cash bonuses for Executive Officers based on annual performance objectives. The performance objectives are recommended by the Committee to the Board for final approval in January of the performance year. As is true in the case of all matters pertaining to plans in which they participate, Messrs. Freeman and McDonald are required to abstain from voting on the performance objective.
 For 1993, the performance objective was established as the attainment of budgeted net income.

        Awards for Messrs. Freeman and McDonald are based solely on corporate performance. Award opportunity for the other Executive Officers is based 60% on the corporate performance and 40% on the performance of their organizational units. Executive Officer awards can be leveraged individually upward or downward, within plan guidelines, based on personal achievements.

        The plan calls for the payment of target awards when objectives are met. These awards are increased or decreased when objectives are exceeded or not attained. No award is paid unless a minimum level of performance is attained. Mr. Freeman's award of $488,500 resulted from the Corporation exceeding its targeted performance objectives and the Committee's decision to discretionarily increase Mr. Freeman's award based on his personal performance. The same criteria and corporate performance results were employed in determining the awards to all other plan participants.

 Long Term Cash Incentive Plan - This program provides for annual cash bonuses based on rolling three-year performance periods. The ongoing performance objective under this plan is based on a targeted ranking of the Corporation's Total Shareholder Return (TSR) to that of the 100 largest U.S. banks based on asset size. TSR is the annualized rate of return resulting from stock price appreciation and dividend payments.

        Consistent with the Executive Incentive Compensation Plan, performance at the level approved by the Board will result in a target award payment. Awards are increased or decreased when objectives are exceeded or not attained. No award is paid unless a minimum level of performance is attained. Mr. Freeman's bonus of $334,975 with respect to the performance period ending on December 31, 1993 resulted from the Corporation exceeding its targeted ranking objective.

 Stock Option Plans - Stock options are granted to executives under the 1992 Stock Option Plan. The actual number of options granted is adjusted upward or downward based on the Corporation's market to book ratio relative to the average market to book ratio of the 100 largest U.S. banks based on asset size. All options are granted at the market value of the Corporation's Common Stock on the date of grant. Reload options are granted to an executive when shares of Common Stock owned by the executive are tendered in payment of the exercise price of the stock option. Reload options are not granted for shares surrendered in payment of tax withholding. The reload options do not have a reload feature. There will be no further grants under the 1983 Stock Option Plan.

        Mr. Freeman's grant of 38,800 options consisted of two components. First, 34,600 options were granted applying the criteria and methodology as described above. Based on the Corporation's market to book position, Mr. Freeman's option grant, as well as the other plan participants' grants, was adjusted downward. However, given the Corporation's strong 1992 net income performance and the fact that the Committee elected not to increase Mr. Freeman's 1992 annual cash award under the Executive Incentive Compensation Plan for individual performance, the Committee made a discretionary grant to Mr. Freeman of an additional 4,200 options. Mr. Freeman's reload grant of 22,916 options resulted from his tendering 22,916 shares of Common Stock for payment of an option exercise and his grant of 6,888 options was on the same basis as a reload option and was granted as a result of his tendering 6,888 shares of Common Stock as payment of an option exercise.

 Internal Revenue Code 162(m) Compliance - The Corporation's pay philosophy is performance focused. The Corporation believes it is important to recognize and reward those who contribute to the creation of premium shareholder value. Within this compensation foundation, executives are rewarded at above market levels when they perform at above market expectations, regardless of arbitrarily imposed limits, such as that created by IRC 162(m). Thus, to avoid losing the tax deduction on executive pay when performance incentives bring individual compensation above $1 million, the Corporation seeks shareholder approval of its performance based incentive plans.

        This report is submitted by the Organization and Compensation Committee of the Corporation's Board of Directors.

 Henry A. Rosenberg, Jr., Chairman
 William R. Harvey
 Robert M. Heyssel
 William C. DeRusha


 Performance Graph

        The graph below compares the cumulative annual total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P Composite 500 Stock Index and the Keefe, Bruyette & Woods, Inc. 50 Index (a published market capitalization weighted bank stock index) for the five year period commencing December 31, 1988 and ending December 31, 1993.


                                (Performance Graph)


             1988        1989        1990        1991        1992        1993
 Signet     $100.00     $112.66      $40.37      $94.77     $189.80     $300.55
 S&P 500    $100.00     $131.70     $127.62     $166.54     $179.20     $197.26
 KBW 50     $100.00     $118.91      $85.40     $135.16     $172.23     $181.76

                               APPROVAL OF THE 1994
                  ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN
                      AND EXECUTIVE LONG-TERM INCENTIVE PLAN

 Introduction

        On February 22, 1994, the Organization and Compensation Committee (the "Committee") adopted the Annual Executive Incentive Compensation Plan (the "Short-Term Plan") and amended and restated the Executive Long-Term Incentive Plan (the "Long-Term Plan"). Each plan is intended to reward eligible senior executives with an award if the performance goals set forth in the plan or set by the Committee pursuant to the terms of the plan are met. Each plan as adopted and restated is subject to approval by the Corporation's shareholders. The plans are intended to meet the requirements of Section 162(m) of the Internal Revenue Code, and regulations thereunder, so that compensation received pursuant to the plans will be incentive compensation excludable from the $1 million limitation on deductible compensation.

        The Omnibus Budget Reconciliation Act ("OBRA") became law in 1993. Under the new law publicly-held companies may be limited beginning with tax years after 1993 as to income tax deductions to the extent total remuneration paid to any of the chief executive officer or the next four executive officers exceeds $1 million in any one year. However, OBRA provides an exception for "performance-based" remuneration. In general, the new law requires that before the beginning of the year a compensation committee consisting solely of two or more outside directors set objective performance standards which must be met and establish the formula for computing the performance-based amounts to be paid to each covered executive. The material terms of the plan pursuant to which the remuneration will be paid must be approved by a majority of the shareholders in order for the cash awards to qualify as "performance-based" remuneration.

        The Short-Term Plan (attached as Exhibit I) and the amended and restated Long-Term Plan, which includes the performance periods 1992-1994 and 1993-1995 (attached as Exhibit II), became effective February 22, 1994, subject to shareholder approval, and will be applicable to 1994 and subsequent years unless and until terminated by the Board of Directors. Current proposed Internal Revenue Service regulations under Section 162(m) may require that both the Short-Term Plan and the Long-Term Plan be submitted for re-approval by shareholders in 1999.

 Description of the Short-Term Plan

        The Short-Term Plan is an annual bonus plan in which only the Corporation's Chairman and President participate. The Short-Term Plan establishes a linkage between the annual awards and the Corporation's financial performance. Each fiscal year (called a Performance Year in the Short-Term Plan), the Committee will fix in advance the performance criteria and goals to be achieved before any award will be payable. The performance criteria which the Short-Term Plan authorizes the Committee to select for a Performance Year are earnings per share, return on equity, earnings, return on average assets, operating revenues, net interest margin or market to book ratio, which may be used singularly or in combination, as the Committee determines, to measure the performance of the Corporation. The performance criteria and targets set by the Committee may vary from year to year.

        If and to the extent the performance criteria set by the Committee are achieved, all or a portion of the award will be paid as a percentage of each participant's base salary earned for the performance period as explained in the benefits table below. For example, if the performance criteria percentage fixed by the Committee is achieved for 1994, the Chairman will receive a target award of 50% of base salary. If the percentage achieved for 1994 is less than 90% of the target, the Chairman will not receive an award. If the percentage achieved is 140% of the target, the Chairman will receive an award equal to 100% of base salary. The percentage of salary payable under the 1994 performance plan changes depending upon and in relation to where the Corporation's performance for the year expressed as a percentage falls within the range of 90% to 140% of the 1994 target. If the maximum target for 1994 is achieved, the Chairman could receive an award under the Short-Term Plan of $570,000. In succeeding Performance Years, the awards may be larger or smaller depending upon a variety of factors, such as the extent to which performance targets are met, the base salary for that Performance Year, and the individual target award percentages, but in no event will a participant receive an award in any year that exceeds $1,000,000.



        The following table shows the range of benefits that might be received by current participants in the Short-Term Plan (subject to shareholder approval of the Short-Term Plan).

                        Short-Term Plan Benefits (1)

                                           Percentage of Base Salary (2)
                                      89% of         100% of        140% of
 Name and Position                    Target          Target         Target
 Robert M. Freeman                      0%             50%            100%
    Chairman of the Board and
    Chief Executive Officer

 Malcolm S. McDonald                    0%             45%             90%
    President and Chief
    Operating Officer

 Executive Group                        0%           45 - 50%        90 - 100%

 ___________________________

 (1) Awards are not paid until the Compensation Committee certifies that the performance goals have been achieved and other plan requirements have been satisfied. Because the market price of the Corporation's Common Stock on the date of such certification is indeterminable, no "units" are shown in the table. The awards shown in the table for each participant may be decreased, but not increased, at the discretion of the Compensation Committee.
 (2) "Target" means the performance criteria and goals established annually by the Compensation Committee. Awards depend on the Corporation's performance compared to such Target. The percentages of base salary shown in the table may be changed by the Compensation Committee in future years. The Short-Term Plan provides that the maximum award payable to any participant with respect to a performance year is $1,000,000.

 Description of the Long-Term Plan

        The Long-Term Plan covers the members of the Corporation's management committee which includes the Chairman (and CEO), the President (and COO) and other senior executive department heads. An award may be earned depending upon the Corporation's performance over rolling consecutive three-year performance periods. The initial three-year performance period under the amended and restated plan began January 1, 1992 and ends December 31, 1994. Generally, a new three-year Performance Period begins each January 1st. As in the case of the Short-Term Plan, the Long-Term Plan establishes a linkage between the awards and the Corporation's financial performance.

        For Performance Periods beginning before January 1, 1995, the performance goal for the Long-Term Plan compares the total shareholder return (generally defined in the plan as the annualized increase in the market value of the Corporation's Common Stock plus dividends) to the Corporation's shareholders over consecutive rolling three-year periods with the total annualized shareholder return for the median bank in a list of the largest one hundred publicly traded banks over the same period ranked in order of total shareholder return. If and to the extent the performance criteria set by the Committee are achieved, all or a portion of the award will be paid as a percentage of each participant's base salary for the last year of the Performance Period, as explained in the benefits table below. For example, if the Corporation's total shareholder return is equal to the total shareholder return for the median bank, the Chairman will receive a bonus that is 30% of his base salary earned for the last year of the three-year Performance Period. If the Corporation's percentile ranking is less than 50, the bonus percentage decreases by 4% for each percentile less than 50 and if the Corporation's total shareholder return rank places it below the 26th percentile ranking, no bonus will be payable. If the Corporation's total shareholder return exceeds the return of the median bank, the bonus percentage increases by 2% for each percentile rank over the 50th percentile. If the Corporation's percentile ranking is 100, the Chairman may receive an award of 60% of base salary. If maximum performance for the period ending December 31, 1994 is achieved, the Chairman could receive an award under the Long-Term Plan of $400,000 based upon current base salary. In succeeding Performance Periods, the awards may be larger or smaller depending upon a variety of factors, such as the extent to which performance targets are met, the base salary for the last year of the Performance Period and target award percentages, but in no event will a participant receive an award, with respect to any Performance Period that exceeds $750,000.

        For Performance Periods beginning after December 31, 1994, the plan authorizes the Committee to (a) utilize, in addition to Total Shareholder Return, one or more of the performance criteria that are available and described under the Short-Term Plan, (b) fix Performance Periods that are four or five years instead of three, and (c) change the number and constituency of the comparison group of banks.

        The following tables shows the range of benefits that might be received by current participants in the Long-Term Plan (subject to shareholder approval of the Long-Term Plan).

                                           Long-Term Plan Benefits (1)


                                                    Percentage of Base Salary (2)
                                       50% of                 100% of             200% of
                                       Target                 Target              Target
    Name and Position             Ranking Objective      Ranking Objective   Ranking Objective
 Robert M. Freeman                       0%                     30%                 60%
    Chairman of the Board and
    Chief Executive Officer

 Malcolm S. McDonald                     0%                     25%                 50%
    President and Chief
    Operating Officer

 Wallace B. Millner, III                 0%                     20%                 40%
    Senior Executive Vice
    President and Chief
    Financial Officer

 T. Gaylon Layfield, III                 0%                     20%                 40%
    Senior Executive Vice
    President

 Robert J. Merrick                       0%                     20%                 40%
    Executive Vice President
    and Chief Credit Officer

 Executive Group                         0%                 17.5 - 30%            35 - 60%

 ___________________________

 (1) Awards are not paid until the Compensation Committee certifies that the performance goals have been achieved and other plan requirements have been satisfied. Because the market price of the Corporation's Common Stock on the date of such certification is indeterminable, no "units" are shown in the table. The awards shown on the table for each of the Named Executive Officers may be decreased, but not increased, at the discretion of the Compensation Committee.
 (2) For the performance periods ending in 1994, 1995 and 1996, "Target" means the total annualized shareholder return over a three year period for the median bank in a list of the largest one hundred publicly traded banks. Awards depend upon the Corporation's performance compared to such median bank. The percentages of base salary shown in the table may be changed by the Compensation Committee for performance periods ending after 1996. The Long-Term Plan provides that the maximum award payable to any participant with respect to a Performance Period is $750,000.

 Payment of Awards

        Before any award may be paid pursuant to either of the plans, the Committee must certify that the performance goals have been achieved and any other requirements of the plans have been satisfied. No payment will be made unless and until the Committee makes that certification. A participant may elect to defer any payment otherwise due by filing a timely election under the Corporation's 1988 Deferred Compensation Plan. Even though the performance goals have been met, the Committee has the right under either of the plans to reduce or eliminate entirely any award for any Performance Year or Performance Period if it is determined to be in the best interests of the Corporation to do so.

        All awards will be paid within 60 days after the last day of the Performance Year or Performance Period (in the case of the Long-Term Plan) to which the award relates. A participant shall receive no award if the participant's employment terminates before the last day of the Performance Year or Performance Period (in the case of the Long-Term Plan) for any reason other than death, disability or retirement or the sale or other disposition of the business unit in which the participant is employed. If termination of employment occurs because of the occurrence of one of the preceding events, a prorated award will be paid. Awards may be paid at the discretion of the Committee in either or a combination of cash or shares of the Corporation's Common Stock pursuant to the provisions of the Corporation's 1994 Stock Incentive Plan.

 Administration

        Each plan will be administered by the Organization and Compensation Committee of the Board of Directors, as long as the composition of the Committee consists solely of two or more outside directors as that term is defined in Code Section 162(m). The Committee has the authority to establish performance goals and targets under the Short-Term Plan and after 1994 under the Long-Term Plan. The performance goals and targets are fixed in the Long-Term Plan for Performance Periods beginning before 1995.

 Amendment and Termination

        The Board may amend or terminate either of the plans at any time as it deems appropriate; provided that (a) no amendment or termination of a plan after the end of a Performance Year or Performance Period may increase or decrease the awards for the Performance Year just ended, and (b) to the extent required to meet the requirements of Code Section 162(m) for performance-based compensation, any amendment that makes a material change to a plan must be approved by the shareholders of the Corporation. The Board is specifically authorized to amend either plan as necessary or appropriate to comply with Code Section 162(m) and regulations issued thereunder, or to comply with or avoid administration of either plan in a manner that could result in a participant incurring liability under Section 16(b) of the Securities Exchange Act of 1934.

 Federal Income Tax Consequences

        A participant will not incur federal income tax until a payment is made or shares are distributed pursuant to either of the plans.

        In general, a participant who receives only cash will include the amount received in his gross income as compensation income in the year received. A participant who receives all or part of his award in shares of incentive stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of incentive stock on the date of transfer to the employee. Generally, such amounts will be included in income in the tax year in which such event occurs, but special tax rules may apply in the case of insiders (such as the participants in the plans) that would defer recognition of income until the incentive stock could be sold by the insider without incurring a liability under Section 16(b) of the Securities Exchange Act of 1934 unless the insider makes a timely election to recognize the compensation as of the date and based on the value of the shares when received. The income recognized will be subject to income tax withholding by the Corporation.

        The Corporation usually will be entitled to a business expense deduction at the time and in the amount that the recipient of the award recognizes ordinary compensation income in connection therewith. The terms of each of the plans and the administration thereof are intended to comply with OBRA (as discussed above), that generally imposes a $1 million limitation on the amount of the annual compensation deduction allowable to a publicly-held company in respect of its chief executive officer and its other four most highly paid officers, so that an award paid in cash or incentive shares to a participant pursuant to either of the plans will fall within the exception provided for performance-based compensation. If for any reason either of the plans or the administration thereof is determined not to meet the requirements of Code
 Section 162(m), and regulations thereunder, for any Performance Year or Performance Period, none or only a portion of the cash awards for that year may be fully deductible.

 Vote Required

        Approval of the Annual Executive Incentive Compensation Plan and the Executive Long-Term Incentive Plan requires in each case the affirmative vote of the holders of a majority of the votes cast for or against the proposal at the annual meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN PROPOSAL (ITEM NO. 2 ON YOUR PROXY CARD) AND THE EXECUTIVE LONG-TERM INCENTIVE PLAN PROPOSAL (ITEM NO. 3 ON YOUR PROXY
 CARD).


                        APPROVAL OF THE 1994 STOCK INCENTIVE PLAN

 Introduction

        On February 22, 1994, the Board of Directors of the Corporation approved and adopted the 1994 Stock Incentive Plan (the "1994 Plan") and directed that it be submitted to shareholders for approval.

        The 1994 Plan became effective February 22, 1994. Unless sooner terminated by the Board of Directors, the 1994 Plan will terminate on February 21, 2004. No incentive awards may be made under the 1994 Plan after termination.

        The 1994 Plan is intended to provide a means for selected key management employees of the Corporation to increase their personal financial interest in the Corporation, thereby stimulating their efforts on behalf of the Corporation and its shareholders (references to the "Corporation" in this section will include any parent and subsidiary corporations).

        The 1994 Plan sets a maximum authorization of 300,000 shares of Common Stock that may be issued with respect to incentive awards.

        The principal features of the 1994 Plan are summarized below. The summary is qualified by reference to the complete text of the 1994 Plan which is attached as Exhibit III.

 General

        The 1994 Plan authorizes the reservation of 300,000 shares of Common Stock for issuance pursuant to incentive awards. Such incentive awards may be in the form of restricted stock or incentive stock (as described below).

        If an incentive award is canceled, terminates or lapses, any unissued shares allocable to such incentive award may be subjected again to an incentive award. Similarly, if shares of restricted stock are reacquired by the Corporation, such shares may again be subjected to an incentive award under the 1994 Plan. The committee is expressly authorized to make an award to a Participant conditioned upon the surrender for cancellation of an existing incentive award.

        Adjustments will be made in the number of shares which may be issued under the 1994 Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of common stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock.

        The Corporation presently intends to register the 1994 Plan under the Securities Act of 1933 after shareholder approval is received.

        The Common Stock is traded on the New York Stock Exchange, and on March 15, 1994, the closing price was $39.00.

 Eligibility

        All present and future employees of the Corporation or a subsidiary of the Corporation who hold positions with management responsibilities are eligible to receive incentive awards under the 1994 Plan. The Corporation estimates that it has approximately 247 such employees (fifteen of whom are Executive Officers).

 Administration

        The 1994 Plan will be administered by a committee comprised of Directors of the Corporation who are not eligible to participate in the 1994 Plan or any similar plan of the Corporation. It is anticipated that the committee will be the Organization and Compensation Committee. The committee has the power and complete discretion to determine when to grant incentive awards, which eligible employees will receive incentive awards, whether the award will be restricted stock or incentive stock, and the number of shares to be allocated to each incentive award. The committee may impose conditions upon the transfer of restricted stock or incentive stock received under the 1994 Plan, and upon the right to receive incentive stock under the 1994 Plan, and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for the Corporation to reacquire shares issued pursuant to an incentive award.

 Restricted Stock

        Restricted stock issued pursuant to the 1994 Plan is subject to the following general restrictions: (i) none of such shares may be sold, transferred, pledged or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or been removed under the provisions of the 1994 Plan, and (ii) if a holder of restricted stock ceases to be employed by the Corporation, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

        The committee will establish as to each share of restricted stock issued under the 1994 Plan the terms and conditions upon which the restrictions on such shares shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, the meeting of performance goals, or as a result of the disability, death or retirement of the participant or a change of control. In addition, the committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

 Incentive Stock

        The committee may establish performance programs with fixed goals and designate key employees as eligible to receive incentive stock if the goals are achieved. Incentive stock only will be issued in accordance with the program established by the committee. More than one performance program may be established by the committee and they may operate concurrently or for varied periods of time and a participant may participate in more than one program at the same time. A participant who is eligible to receive incentive stock has no rights as a shareholder until incentive shares are received.

 Transferability of Incentive Awards

        The right to receive incentive stock granted under the 1994 Plan, and during the applicable period of restriction shares of restricted stock, may not be sold, transferred, pledged or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the 1994 Plan shall be exercisable during his lifetime only by such participant, or his guardians or legal representatives. Upon the death of a participant, his personal representative or beneficiary may exercise his rights under the 1994 Plan.

 Amendment of the 1994 Plan and Incentive Awards

        The Board of Directors may amend the 1994 Plan in such respects as it deems advisable; provided that the shareholders of the Corporation must approve any amendment that would (i) materially increase the benefits accruing to participants under the 1994 Plan, (ii) materially increase the number of shares of Common Stock that may be issued under the 1994 Plan, or (iii) materially modify the requirements of eligibility for participation in the 1994 Plan. Incentive awards granted under the 1994 Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the 1994 Plan.

 Federal Income Tax Consequences

        Generally, an employee will not incur federal income tax when he is granted restricted stock until restrictions imposed lapse and the stock becomes transferable. An employee who is eligible to receive incentive stock if performance goals are met will not incur federal income tax until the incentive stock is received.

        In general, an employee who has received shares of restricted stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or are removed. An employee who receives shares of incentive stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of incentive stock on the date of transfer to the employee. Generally, such amounts will be included in income in the tax year in which such event occurs, but special tax rules may apply in the case of an insider that would defer recognition of income until the restricted stock or incentive stock could be sold by the insider without incurring a liability under Section 16 of the Securities Exchange Act of 1934. The income recognized will be subject to income tax withholding by the Corporation.

        The committee has authority under the 1994 Plan to establish procedures allowing the employee to deliver already owned Common Stock or to elect to have a portion of the shares he would otherwise acquire withheld to cover his tax liabilities. The election will be effective only if made in compliance with the procedures established by the Committee.

        The Corporation usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs when restrictions imposed upon restricted stock lapse or upon the receipt of incentive stock. Generally, the Corporation's deduction is contingent upon the Corporation's meeting withholding tax requirements as to employees; however, recent tax legislation, enacted August 10, 1993, generally imposes a $1 million limitation on the amount of the annual compensation deduction allowable to a publicly-held company in respect of its chief executive officer and its other four most highly paid executive officers. An exception is provided for certain performance-based compensation if certain shareholder approval and outside director requirements are satisfied. Because of certain interpretational issues under the statutory provisions, and in the absence of final Internal Revenue Service regulations, there can be no assurance that incentive stock awarded under the 1994 Plan will qualify for this exception. The proposed regulations exclude restricted stock from the exception.

 Vote Required

        Approval of the 1994 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast for or against the proposal at the annual meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE 1994 STOCK INCENTIVE PLAN PROPOSAL (ITEM NO. 4 ON YOUR PROXY CARD).

                       RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected Ernst & Young as independent auditors to audit the financial statements of the Corporation for 1994, and the shareholders are requested to ratify their selection by the vote of a majority of the shares represented and voting at the meeting. Ernst & Young, which has no financial interest in the Corporation or its subsidiaries, has audited the financial statements of the Corporation for each year since its incorporation. A representative of Ernst & Young will be in attendance at the meeting to respond to appropriate questions and to make a statement if he so desires.


                           SHAREHOLDER PROPOSALS FOR
                             1995 ANNUAL MEETING

        Shareholder proposals for presentation to the 1995 Annual Meeting of the Shareholders must be received by the Corporation no later than November 28, 1994.


                                  OTHER MATTERS

        Management is not aware of any matters to be presented for action at the meeting other than as set forth herein. If any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with his or their best judgment.

                                                                       EXHIBIT I


                             SIGNET BANKING CORPORATION

                   ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN


        1. Purpose. The Organization and Compensation Committee adopted on and effective February 22, 1994 the Annual Executive Incentive Compensation Plan (the "Plan"). The Plan is intended to reward eligible participants with an award if the performance goals fixed by the Committee pursuant to the terms of the Plan are met. The Plan is subject to approval by Signet shareholders and is intended to meet the requirements of section 162(m) of the Internal Revenue Code, and regulations thereunder, so that compensation received pursuant to the Plan will be incentive compensation excludable from the $1 million limitation on deductible compensation.

        2. Definitions. As used in the Plan, the following terms have the meanings indicated:

                (a) "Award Table" means a table similar in type to Exhibit A with changes necessary to adapt to the performance criteria selected by the Committee for the Performance Year and to display other objective factors necessary to determine the amount, if any, of the award for the Performance Year.

                (b) "Board" means the board of directors of the Company.

                (c) "Book Value per Common Share" means the value of a share of common stock determined by dividing total common stockholders'
        equity at the end of a period by the total number of common shares outstanding at the end of the same period.

                (d) "Code" means the Internal Revenue Code of 1986, as amended, and regulations thereunder.

                (e) "Committee" means the committee appointed by the Board as described in Section 6.

                (f) "Company" means Signet Banking Corporation, a Virginia corporation.

                (g) "Company Stock" means the common stock of the Company.

                (h) "Disability" means a condition that entitles the Participant to disability payments under the terms of the Company's long-term disability plan.

                (i) "Earnings" means the after-tax consolidated net income of the Company computed in accordance with generally accepted accounting principles and adjusted to eliminate (i) any gain or loss attributable to the disposition of investment in subsidiaries, and (ii) extraordinary and non-recurring items of income or loss.

                (j) "Earnings per Share" means that portion of the Company's net income allocable to each outstanding share of common stock during the accounting period based on the average number of shares outstanding, applicable equivalents (stock options) and additional contingently issuable shares (related to conversion of debentures).

                (k) "Fair Market Value" means, on any given date, the average of the high and low price on such date as reported on The New York Stock Exchange - Composite Transactions Tape. In the absence of any such sale, fair market value means the average of the closing bid and asked prices of a share of Common Stock on such date as reported by such source. In the absence of such average or if shares of Common Stock are no longer traded on The New York Stock Exchange, the fair market value shall be determined by the Committee using any reasonable method in good faith.

                (l) "Incentive Stock" means Company Stock issued in payment of all or part of an award when Performance Goals are achieved pursuant to the terms of the Plan and the Company's 1994 Stock Incentive Plan.

                (m) "Market to Book Ratio" means the market price per share of common stock divided by book value per common share.

                (n) "Net Interest Margin" means total net interest income (tax-exempt income adjusted to a tax equivalent basis) divided by average interest earning assets.

                (o) "Operating Revenue" means total interest income plus total non-interest operating income as shown on the Company's income statement.

                (p) "Participant" means any person eligible to receive an award under the Plan.

                (q) "Performance Goal" means one or more of Earnings Per Share, Return on Equity, Earnings, Return on Average Assets, Operating Revenue, Net Interest Margin or Market to Book Ratio, which may be used singularly or in combination, as the Committee determines, to measure the performance of the Company for the purpose of determining whether an award will be payable under the Plan for the Performance Year.

                (r) "Performance Year" means a calendar year which is also the Company's fiscal year. The initial Performance Year is 1994.

                (s) "Plan" means the Signet Banking Corporation Annual Executive Incentive Compensation Plan.

                (t) "Retirement" or "Retires" means the termination of employment of a Participant on or after the Participant's Early Retirement Date under the Company's Cash Balance Plan for reasons other than death.

                (u) "Return on Average Assets" means Earnings for the accounting period divided by total average assets.

                (v) "Return on Equity" or "ROE" means the Company's Earnings for the Performance Year of computation expressed as a percentage of the average common stock ownership during the Performance Year as set forth in the Company's annual report.

                (w) "Salary" means base salary earned for each Performance Year determined in accordance with principles employed for reporting salary to the Company's shareholders in the annual Proxy Statement.

        3. Participation. Participation in the Plan shall be limited to the Chairman (and Chief Executive Officer) and the President (and Chief Operating Officer). A person who becomes a Participant after the commencement of a Performance Year shall be eligible to receive a pro rata award pursuant to
Section 4 based on the ratio that the number of full months remaining in the Performance Year after his or her date of participation bears to the number 12.

        4. Determination of Awards.

                (a) Before April 1, 1994 and thereafter before the beginning of each Performance Year, the Committee will complete and adopt an Award Table substantially in the form attached as Exhibit A. The Award Table will fix the objective components for determining whether an award will be paid and, if so, the amount of the award. Awards are based on a percentage of each Participant's Salary for the Performance Year if and to the extent the Performance Goal is achieved. The Performance Goal shall be the attainment of a target percentage or range of target percentages of the Performance Goal for the Performance Year. The amount payable to a Participant for the Performance Year will be determined from the Award Table as a percentage of Salary if the target percentages expressed as a percentage of the Performance Goal are within the range of percentages fixed by the Committee for the Performance Year. The Committee may establish such threshold requirements for the payment of an award and limitations on the amount of the award as the Committee shall deem appropriate. Once fixed, the Performance Goals and targets for a Performance Year may not be modified after the Performance Year begins.

                (b) Before any award may be paid for a Performance Year, the Committee shall certify that the Performance Goals and any other requirements of the Plan have been satisfied for the Performance Year. No payments shall be made unless and until the Committee makes this certification.

                (c) Even though the Performance Goals have been met, (i) no award to a Participant with respect to a Performance Year shall exceed $1,000,000, and (ii) the Committee expressly reserves the right to reduce or eliminate entirely any award if it determines it is in the best interests of the Company to do so. Such determination shall be conclusive and binding.

                5. Payment of Awards.

                (a) If the Committee has made the certification required pursuant to Section 4(c), subject to Section 4(d), awards shall be payable not later than 60 days following the last day of the Performance Year for which they are computed. A Participant may defer receipt of an award by filing a timely election pursuant to the Company's 1988 Deferred Compensation Plan. All awards under the Plan are subject to federal, state and local income and payroll tax withholding when paid in cash or Incentive Stock as provided in (b).

                (b) The Committee may in its discretion pay all or any part of an award to the extent not subject to a deferral election in shares of Company common stock pursuant to the provisions of the Company's 1994 Stock Incentive Plan that authorizes the issuance of Incentive Stock pursuant to incentive programs established by the Committee when performance criteria have been achieved. Matters pertaining to the issuance of Incentive Stock (including the discharge by each Participant of his or her tax withholding obligations) shall be governed by the provisions of the 1994 Stock Incentive Plan. The portion of an award that is distributed in shares of Incentive Stock shall be based on the Fair Market Value of such shares on the trading date next preceding the date of distribution of the award.

                (c) A Participant shall receive no award for a year if the Participant's employment with the Corporation and its subsidiaries terminates prior to the last day of the Performance Year for any reason other than death, Disability, Retirement, or sale or other disposition of the business unit in which the Participant was employed. A Participant who terminates employment for one of the reasons described in the preceding sentence shall be eligible to receive a pro rata award, if an award is otherwise payable pursuant to Section 4, based on the ratio that the number of completed months elapsed during the Performance Year to the date the event occurred bears to 12. A Participant shall not forfeit an award if the Participant's employment terminates after the end of the applicable Performance Year, but prior to the distribution of the award for such year.

                (d) If a Participant dies and is subsequently entitled to receive an award under the Plan, the award shall be paid to the personal representative of the Participant's estate.

                6. Administration.

                (a) The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors (the "Committee"), which shall be comprised solely of two or more "outside directors", as that term is defined for purposes of Code Section 162(m).

                (b) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of
        Section 16(b) of the Securities Exchange Act of 1934, no member of the Committee shall be eligible to participate in the Plan or in any other plan of the Company or any Parent or Subsidiary of the Company that entitles Participants to acquire stock, stock options or stock appreciation rights of the Company or any Parent or Subsidiary of the Company, and no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been eligible to participate in such a plan (other than a "safe harbor plan" permitted under Rule 16b-3(C)(2)(i) and (ii)).

                (c) If any member of the Committee fails to qualify as an "outside director" or otherwise meet the requirements of this section, such person shall immediately cease to be a member of the Committee solely for purposes of the Plan and shall not take part in future Committee deliberations.

                (d) The Committee may adopt rules and regulations for carrying out the Plan, and the Committee may take such actions as it deems appropriate to ensure that the Plan is administered in the best interests of the Company. The Committee has the authority to construe and interpret the Plan, resolve any ambiguities, and make determinations with respect to the eligibility for or amount of any award. The interpretation, construction and administration of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

        7. Rights. Participation in the Plan and the right to receive awards under the Plan shall not give a Participant any proprietary interest in the Company, any subsidiary or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall for all purposes be a general creditor of the Company. The interests of a Participant cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or any subsidiary or shall interfere with or restrict in any way the right of the Company and its subsidiaries to discharge a Participant at any time for any reason whatsoever, with or without cause.

        8. Successors. The Plan shall be binding on the Participants and their personal representatives. If the Company becomes a party to any merger, consolidation, reorganization or other corporate transaction, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest.

        9. Amendment and Termination. The Board may amend or terminate the Plan at any time as it deems appropriate; provided that (a) no amendment or termination of the Plan after the end of a Performance Year may increase or decrease the awards for the Performance Year just ended, and (b) to the extent required to meet the requirements of Code Section 162(m) for performance-based compensation, any amendment that makes a material change to the Plan must be approved by the shareholders of the Company. The Board is specifically authorized to amend the Plan and take such other action as necessary or appropriate to comply with Code Section 162(m) and regulations issued thereunder, and to comply with or avoid administration of the Plan in a manner that could result in a Participant incurring liability under Section 16(b) of the Securities Exchange Act of 1934 and regulations issued thereunder.

        10. Interpretation. If any provision of the Plan would cause the Plan to fail to meet the Code Section 162(m) requirements for performance-based compensation, then that provision of the Plan shall be void and of no effect. The Plan shall be interpreted according to the laws of the Commonwealth of Virginia.

                                                               Exhibit A


                                 AWARD TABLE

                             PERFORMANCE YEAR 19___



                    A--------( - )------B------( + )--------C
                     _______%          _______%         _______%
                  Target Minimum        Target      Target Maximum
                   % of Salary       % of Salary      % of Salary
Chairman                --%              --%              --%
President               --%              --%              --%

Before the beginning of each Performance Year, the Committee will complete and evidence in writing the following process relative to Plan administration for the Performance Year.


                                Award Derivations

1. Specify performance criteria to be used as the Performance Goal for the Performance Year (i.e., one or more of earnings per share, return on equity, earnings, return on average assets, operating revenues, net interest margin or market to book ratio, which may be used singularly or in combination, as the Committee determines, to measure the performance of the Company for the purpose of determining whether an award will be payable under the Plan for the Performance Year).

2.      Fix target Performance Goal and percentage of salary.  (B)

3. Fix threshold Performance Goal below which no award is payable. Fix percent of Target Award payable at threshold performance and percentage of salary. (A)

4. Fix maximum Performance Goal which results in maximum permitted award and fix percentage of salary. (C)

5. If the percentage achieved for the Performance Year is less or greater than the percentage specified in B, the percentage award payable will be determined by interpolating, as provided in the Plan, percentages between A and B and B and C, as the case may be.

                                                                     EXHIBIT II


                           SIGNET BANKING CORPORATION

                       EXECUTIVE LONG-TERM INCENTIVE PLAN
                  (As Amended and Restated February 22, 1994)


        1. Purpose.     On November 26, 1990, the Organization and Compensation
Committee (the "Committee") adopted a long-term cash incentive plan effective for rolling three-year performance periods beginning January 1, 1991. On February 22, 1994, the Committee restated the long-term cash incentive plan as the Executive Long-Term Incentive Plan (the "Plan") to provide as hereinafter set forth. The Plan is intended to reward eligible participants with additional compensation if the performance goals set forth in the Plan or fixed by the Committee pursuant to the terms of the Plan are met. The Plan is subject to approval by Company shareholders and is intended to meet the requirements of section 162(m) of the Internal Revenue Code, and regulations thereunder, so that compensation received pursuant to the Plan will be incentive compensation excludable from the $1 million limitation on deductible compensation.

        2. Definitions. As used in the Plan, the following terms have the meanings indicated:

                (a) "Award Table" means a table similar in type to Exhibit A with changes necessary to adapt the table to the performance criteria selected by the Committee for the Performance Year and to display other objective factors necessary to determine the amount, if any, of the award for the Performance Year.

                (b) "Board" means the board of directors of the Company.

                (c) "Book Value per Common Share" means the value of a share of common stock determined by dividing total common stockholders' equity at the end of a period by the total number of common shares outstanding at the end of the same period.

                (d) "Code" means the Internal Revenue Code of 1986, as amended, and regulations thereunder.

                (e) "Committee" means the committee appointed by the Board as described in Section 6.

                (f) "Company" means Signet Banking Corporation, a Virginia corporation.

                (g) "Company Stock" means the common stock of the Company.

                (h) "Comparison Bank" means a bank included in the Comparison Group at the beginning and end of a Performance Period.

                (i) "Comparison Group" means for Performance Periods beginning before January 1, 1995 the one hundred largest publicly traded banking corporations headquartered in the United States ranked on the basis of total assets both on the first and last days of a Performance Period.
        If two Comparison Banks merge during a Performance Period, the next largest eligible bank in size shall be added to the Comparison Group as of the first day of the Performance Period as though originally included in the Comparison Group. A Comparison Bank that fails during a Performance Period shall be included for the Performance Period in which the event occurs even though not within the Comparison Bank definition at the end of the Performance Period. For Performance Periods beginning after December 31, 1994, the term means the peer group of banking corporations selected by the Committee and fixed in writing before the beginning of the Performance Period.

                (j) "Disability" means a condition that entitles the Participant to disability payments under the terms of the Company's long-term disability plan.

                (k) "Earnings" means the after-tax consolidated net income of the Company computed in accordance with generally accepted accounting principles and adjusted to eliminate (i) any gain or loss attributable to the disposition of investment in subsidiaries, and (ii) extraordinary and non-recurring items of income or loss.

                (l) "Earnings per Share" means that portion of the Company's net income allocable to each outstanding share of common stock during the accounting period based on the average number of shares outstanding, applicable equivalents (stock options) and additional contingently issuable shares (related to conversion of debentures).

                (m) "Fair Market Value" means, on any given date, the average of the high and low price on such date as reported on The New York Stock Exchange-Composite Transactions Tape. In the absence of any such sale, fair market value means the average of the closing bid and asked prices of a share of Common Stock on such date as reported by such source. In the absence of such average or if shares of Common Stock are no longer traded on The New York Stock Exchange, the fair market value shall be determined by the Committee using any reasonable method in good faith.

                (n) "Incentive Stock" means Company Stock issued in payment of all or part of an award when Performance Goals are achieved pursuant to the terms of the Plan and the Company's 1994 Stock Incentive Plan.

                (o) "Market to Book Ratio" means the market price per share of common stock divided by book value per common share.

                (p) "Median Total Shareholder Return" means the Total Shareholder Return realized by shareholders of the median Comparison Bank ranked on the basis of Total Shareholder Return as of the last day of the relevant Performance Period.

                (q) "Net Interest Margin" means total net interest income (tax-exempt income adjusted to a tax equivalent basis) divided by average interest earning assets.

                (r) "Operating Revenue" means total interest income plus total non-interest operating income as shown on the Company's income statement.

                (s) "Participant" means any person eligible to receive an award under the Plan.

                (t) "Performance Goal" means for Performance Periods beginning before January 1, 1995 the amount of Total Shareholder Return computed for a share of Signet common stock specified by the Committee that when expressed as a percentage and compared with the Comparison Group falls within the ranking scale between the 25th percentile and including the 100th percentile for such Performance Period. For Performance Periods beginning after December 31, 1994, the term means Total Shareholder Return as described in the preceding sentence unless before the first day of Performance Period the Committee selects in writing as the Performance Goal one or more of Earnings Per Share, Return on Equity, Earnings, Return on Average Assets, Operating Revenue, Net Interest Margin or Market to Book Ratio, which may be used singularly or in combination, as the Committee determines, to measure the performance of the Company for the purpose of determining whether an award will be due under the Plan for the Performance Period.

                (u) "Performance Period" means for periods beginning before January 1, 1995 three consecutive Performance Years. The initial Performance Period for the restated plan begins January 1, 1992 and ends December 31, 1994. After December 31, 1994, the term means not less than three or more than five Performance Years fixed by the Committee in writing before the beginning of the Performance Period. A new Performance Period begins each January 1st.

                (v) "Performance Year" means a calendar year which is also the Company's fiscal year.

                (w) "Plan" means the Signet Banking Corporation Executive Long-Term Incentive Plan, as amended and restated February 22, 1994.

                (x) "Retirement" or "Retires" means the termination of employment of a Participant on or after the Participant's Early Retirement Date under the Company's Cash Balance Plan for reasons other than death.

                (y) "Return on Average Assets" means Earnings for the accounting period divided by total average assets.

                (z) "Return on Equity" or "ROE" means the Company's Earnings for the Performance Year of computation expressed as a percentage of the average common stock ownership during the Performance Year as set forth in the Company's annual report.

                (aa) "Salary" means base salary earned for the last Performance Year in a Performance Period determined in accordance with principles employed for reporting salary to the Company's shareholders in the annual Proxy Statement.

                (ab) "Total Shareholder Return" means for each Performance Period (i) the increase in the average trading price of a share of common stock during the month of December in which ends the Performance Period (the ending price) over the average trading price of a share of common stock during the month of December preceding the first day of the Performance Period (the beginning price), plus (ii) the value of distributions with respect to a share of common stock during the Performance Period, expressed as an annualized rate of return for the Performance Period.

        3. Participation. Participation in the Plan shall be limited to the members of the Company's management committee, as determined by the Committee, which shall include the Chairman (and Chief Executive Officer), the President (and Chief Operating Officer), and the officers specified in Section 4(a) or in the Award Table. A person who becomes a Participant after the commencement of a Performance Period shall be eligible to receive a pro rata award pursuant to Section 4 based on the ratio that the number of full months remaining in the Performance Period after his or her date of participation bears to 36 or such greater number of months in the Performance Period.

        4. Determination of Awards.

                (a) For and with respect to each Performance Period beginning before January 1, 1995, the Committee shall determine whether and the extent to which the Performance Goal has been achieved. If the percentage of the Performance Goal achieved is 100% (i.e., the Company's Total Shareholder Return equals the Median Total Stockholder Return), each Participant will receive the following target percentage of his or her Salary set forth in Column B:

                                      A --------------- B --------------- C
                                       50%               100%           200%
                                 Target Minimum         Target    Target Maximum
                  Title            % of Salary       % of Salary   % of Salary
                Chairman                0                30%            60%
                President               0                25%            50%
                CFO                     0                20%            40%
                OIC-Retail              0                20%            40%
                OIC-Credit              0                20%            40%
                OIC-Commercial          0                20%            40%
                OIC-Real Estate         0                20%            40%
                OIC-ITS                 0                20%            40%
                OIC-PIFA                0               17.5%           35%
                OIC-HR                  0               17.5%           35%
                OIC-Cons. RE            0               17.5%           35%
                Controller              0               17.5%           35%
                General Counsel         0               17.5%           35%

If the percentage of the Performance Goal achieved exceeds the Median Total Shareholder Return, the target percentage of Salary specified in Column B shall be increased by 2% for each percentile by which the Median Total Shareholder Return has been exceeded up to the maximum shown in Column C. If the percentage of the Performance Goal achieved is less than the Median Total Shareholder Return, the target percentage of Salary specified in Column B shall be decreased by 4% for each percentile by which the Performance Goal achieved is less than the Median Total Shareholder Return. No award will be paid if the level of Total Shareholder Return achieved is less than the 26th percentile.

        (b) Before January 1, 1995 and thereafter before the beginning of each Performance Period, the Committee will complete and adopt an Award Table substantially in the form attached as Exhibit A. The Award Table will fix the Performance Period, the Performance Goal and all other relevant objective components for determining whether an award will be due and, if so, the amount of the award. Awards are based on a percentage of each Participant's Salary for the Performance Period if and to the extent the Performance Goal is achieved. The Performance Goal shall be the attainment of a target percentage or range of target percentages of the Performance Goal for the Performance Period. The amount payable to a Participant for the Performance Period will be determined from the Award Table as a percentage of Salary if the target percentages expressed as a percentage of the Performance Goal are within the range of percentages fixed by the Committee for the Performance
Period. The Committee may establish such threshold requirements for the payment of an award and limitations on the amount of the award as the Committee shall deem appropriate. Once fixed, the Performance Period, the Performance Goals and targets for a Performance Period may not be modified after the Performance Period begins.

        (c) Before any award may be paid for a Performance Period, the Committee shall certify that the Performance Goals and any other requirements of the Plan have been satisfied for the Performance Period. No payments shall be made unless and until the Committee makes this certification.

        (d) Even though the Performance Goals have been met, (i) no award to a Participant with respect to a Performance Period shall exceed $750,000, and (ii) the Committee expressly reserves the right to reduce or eliminate entirely any award if it determines it is in the best interests of the Company to do so. Such determination shall be conclusive and binding.

        5. Payment of Awards.

        (a) If the Committee has made the certification required pursuant to Section 4(c), subject to Section 4(d), awards shall be payable not later than 60 days following the last day of the Performance Period for which they are computed. A Participant may defer receipt of an award by filing a timely election pursuant to the Company's 1988 Deferred Compensation Plan. All awards under the Plan are subject to federal, state and local income and payroll tax withholding when paid in cash or Incentive Stock as provided in (b).

        (b) The Committee may in its discretion pay all or any part of an award to the extent not subject to a deferral election in shares of Company common stock pursuant to the provisions of the Company's 1994
Stock Incentive Plan that authorizes the issuance of Incentive Stock pursuant to incentive programs established by the Committee when performance criteria have been achieved. Matters pertaining to the issuance of Incentive Stock (including the discharge by each Participant of his or her tax withholding obligations) shall be governed by the provisions of the 1994 Stock Incentive Plan. The portion of an award that is distributed in shares of Incentive Stock shall be based on the Fair Market Value of such shares on the trading date next preceding the date of distribution of the award.

        (c) A Participant shall not receive an award if the Participant's employment with the Company and its subsidiaries terminates prior to the last day of the Performance Period for any reason other than death, Disability, Retirement, or sale or other disposition of the business unit in which the Participant was employed. A Participant who terminates employment for one of the reasons described in the preceding sentence shall be eligible to receive a pro rata award, if an award is otherwise payable pursuant to Section 4, based on the ratio that the number of full months elapsed during the Performance Period to the date the event occurred bears to 36 or such greater number of months in the Performance Period. A Participant shall not forfeit an award if the Participant's employment terminates after the end of the applicable Performance Period, but prior to the distribution of the award, if any, for such year.

        (d) If a Participant dies and is subsequently entitled to receive an award under the Plan, the award shall be paid to the personal representative of the Participant's estate.

        6. Administration.

        (a) The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors (the "Committee"), which shall be comprised solely of two or more "outside directors", as that term is defined for purposes of Code Section 162(m).

        (b) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, no member of the Committee shall be eligible to participate in the Plan or in any other plan of the Company or any Parent or Subsidiary of the Company that entitles Participants to acquire stock, stock options or stock appreciation rights of the Company or any Parent or Subsidiary of the Company, and no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been eligible to participate in such a plan (other than a "safe harbor plan" permitted under Rule 16b-3(C)(2)(i) and (ii).

        (c) If any member of the Committee fails to qualify as an "outside director" or otherwise meet the requirements of this section, such person shall immediately cease to be a member of the Committee solely for purposes of the Plan and shall not take part in future Committee deliberations.

        (d) The Committee may adopt rules and regulations for carrying out the Plan, and the Committee may take such actions as it deems appropriate to ensure that the Plan is administered in the best interests of the Company. The Committee has the authority to construe and interpret the Plan, resolve any ambiguities, and make determinations with respect to the eligibility for or amount of any award. The interpretation, construction and administration of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

        7. Rights. Participation in the Plan and the right to receive awards under the Plan shall not give a Participant any proprietary interest in the Company, any subsidiary or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall for all purposes be a general creditor of the Company. The interests of a Participant cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or any subsidiary or shall interfere with or restrict in any way the right of the Company and its subsidiaries to discharge a Participant at any time for any reason whatsoever, with or without cause.

        8. Successors. The Plan shall be binding on the Participants and their personal representatives. If the Company becomes a party to any merger, consolidation, reorganization or other corporate transaction, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest.

        9. Amendment and Termination. The Board may amend or terminate the Plan at any time as it deems appropriate; provided that (a) no amendment or termination of the Plan after the end of a Performance Year may increase or decrease the awards for the Performance Year just ended, and (b) to the extent required to meet the requirements of Code Section 162(m) for performance-based compensation, any amendment that makes a material change to the Plan must be approved by the shareholders of the Company. The Board is specifically authorized to amend the Plan as necessary or appropriate to comply with Code
Section 162(m) and regulations issued thereunder, and to comply with or avoid administration of the Plan in a manner that would result in a Participant incurring liability under Section 16(b) of the Securities Exchange Act of 1934 and regulations issued thereunder.

        10. Interpretation. If any provision of the Plan would cause the Plan to fail to meet the Code Section 162(m) requirements for performance-based compensation, then that provision of the Plan shall be void and of no effect. The Plan shall be interpreted according to the laws of the Commonwealth of Virginia.

                                                                     Exhibit A

                                  AWARD TABLE

                PERFORMANCE PERIOD BEGINNING 1/1/___ AND ENDING 12/31/___

                    A--------( - )------B------( + )--------C
                     _______%          _______%         _______%
                  Target Minimum        Target      Target Maximum
Title              % of Salary       % of Salary      % of Salary
Chairman                --%              --%              --%
President               --%              --%              --%
Chief Financial
 Officer                --%              --%              --%
OIC-Retail              --%              --%              --%
OIC-Credit              --%              --%              --%
OIC-Commercial          --%              --%              --%
OIC-Real Estate         --%              --%              --%
OIC-ITS                 --%              --%              --%
OIC-PIFA                --%              --%              --%
OIC-Human
 Resources              --%              --%              --%
OIC-Cons. RE            --%              --%              --%
Controller              --%              --%              --%
General Counsel         --%              --%              --%

                               Award Derivations

Before the beginning of each Performance Year, the Committee will complete and evidence in writing the following process relative to Plan administration for the Performance Year.

1. Specify the number of years in the Performance Period and the beginning and ending dates.

2.      Specify any additions or changes in participation.

3. Specify performance criteria to be used as the Performance Goal for the Performance Year (i.e., total shareholder return or one or more of earnings per share, return on equity, earnings, return on average assets, operating revenues, net interest margin or market to book ratio, which may be used singularly or in combination, as the Committee determines, to measure the performance of the Company for the purpose of determining whether an award will be payable under the Plan for the Performance Year).

4.      Fix target Performance Goal and percentage of salary.  (B)

5. Fix threshold Performance Goal below which no award is payable. Fix percent of Target Award payable at threshold performance and percentage of salary. (A)

6. Fix maximum Performance Goal which results in maximum permitted award and fix percentage of salary. (C)

7. If the percentage achieved for the Performance Year is less or greater than the percentage specified in B, the percentage award payable will be determined by interpolating percentages, as provided in the Plan, between A and B and B and C, as the case may be. If necessary or desirable, fix percentage or other measure of adjusting (increasing or decreasing) awards for results greater or lesser than 100% of the target goal.

                                                                    EXHIBIT III


                            SIGNET BANKING CORPORATION

                            1994 STOCK INCENTIVE PLAN


        1. Purpose.     The Signet Banking Corporation 1994 Stock Incentive Plan
(the "Plan") was adopted February 22, 1994 subject to approval by shareholders. The Plan was adopted to further the long term stability and financial success of Signet Banking Corporation (the "Company") by attracting and retaining key employees through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of eligible participants upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to such participants under this Plan will strengthen their desire to remain with and provide services to the Company and will further the identification of their interests with those of the Company's shareholders.

        The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3").

        2. Definitions. As used in the Plan, the following terms have the meanings indicated:

                (a) "Board" means the board of directors of the Company.

                (b) "Change of Control" means:

                        (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

                        (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934); or

                        (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

                (c) "Code" means the Internal Revenue Code of 1986, as amended.

                (d) "Committee" means the committee appointed by the Board as described under Section 13.

                (e) "Company" means Signet Banking Corporation, a Virginia corporation.

                (f) "Company Stock" means common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

                (g) "Date of Grant" means the date on which an Incentive Award is granted by the Committee.

                (h) "Disability" or "Disabled" means, in general, the inability to perform the services for which the Participant was employed. The Committee shall determine whether a Disability exists and such determination shall be conclusive.

                (i) "Fair Market Value" means, on any given date, the average of the high and low price on such date as reported on The New York Stock Exchange-Composite Transactions Tape. In the absence of any such sale, fair market value means the average of the closing bid and asked prices of a share of Company Stock on such date as reported by such source. In the absence of such average or if shares of Company Stock are no longer traded on The New York Stock Exchange, the fair market value shall be determined by the Committee using any reasonable method in good faith.

                (j) "Incentive Award" means, collectively, the award of Restricted Stock or Incentive Stock under the Plan.

                (k) "Incentive Stock" means Company Stock awarded when performance goals are achieved pursuant to an incentive plan as provided in Section 7.

                (l) "Insider" means a person subject to Section 16(b) of the Securities Exchange Act of 1934.

                (m) "Parent" means, with respect to any corporation, a "parent corporation" of that corporation within the meaning of Section 424(e) of the Code.

                (n) "Participant" means any person who receives an Incentive Award under the Plan.

                (o) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

                (p) "Restricted Stock Award" means an award of Restricted Stock granted under the Plan.

                (q) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

                (r) "Subsidiary" means, with respect to any corporation, a "subsidiary corporation" of that corporation within the meaning of
        Section 424(f) of the Code.

                (s) "Window Period" means the period beginning on the third business day and ending on the twelfth business day following the release for publication of quarterly or annual summary statements of the Company's sales and earnings. The release for publication shall be deemed to have occurred if the specified financial data (i) appears on a wire service, (ii) appears in a financial news service, (iii) appears in a newspaper of general circulation or (iv) is otherwise made publicly available.

        3. General. The following types of Incentive Awards may be granted under the Plan: Restricted Stock and Incentive Stock.

        4. Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 300,000 shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Incentive Awards under this Plan, that expire or terminate may again be subjected to an Incentive Award under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an existing Incentive Award. For purposes of determining the number of shares that are available for issuance under the Plan, such number shall, if permissible under Rule 16b-3, include the number of shares surrendered by a participant or retained by the Company in payment of federal and state income tax withholding liability upon exercise or receipt of an Incentive Award.

        5. Eligibility.

                (a) All present and future employees who hold positions with management responsibilities with the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 13, to select persons to receive Incentive Awards and to determine for each Participant the terms and conditions, the nature of the award and the number of shares to be allocated to each Participant as part of each Incentive Award.

                (b) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

                6. Restricted Stock Awards.

                (a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Restricted Stock Award is granted and the terms and conditions to which the Restricted Stock Award is subject. This notice, when accepted in writing by the Participant shall become an award agreement between the Company and the Participant and certificates representing the shares shall be issued and delivered to the Participant. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

                (b) Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

                        (i) Restricted Stock may not be sold, assigned, transferred or disposed of within a six-month period beginning on the Date of Grant, and Restricted Stock may not be pledged, hypothecated or otherwise encumbered within a six-month period beginning on the Date of Grant if such action would be treated as a sale or disposition under Rule 16b-3.

                        (ii) None of such shares may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or shall have been removed pursuant to paragraph (d) or
                (e) below.

                        (iii) If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (d) or (e) below, on the date such Participant shall cease to be so employed.

                (c) Upon the acceptance by a Participant of a Restricted Stock Award, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such Restricted Stock Award, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's award agreement.

                (d) The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change of Control.

                (e)     Notwithstanding the forfeiture provisions of paragraph
        (b) (ii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

                (f) Each Participant shall agree at the time his Restricted Stock Award is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, the aggregate amount of any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock subject to the Restricted Stock Award. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant.

                (g) The Company may place on any certificate representing Company Stock issued in connection with an Incentive Award any legend deemed desirable by the Company's counsel to comply with Federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent.

                7. Incentive Stock Awards.

                (a) Incentive Stock may be issued pursuant to the Plan in connection with incentive programs established from time to time by the Committee when performance criteria established by the Committee as part of the incentive program have been achieved. If the objectives established by the Committee as a prerequisite to the receipt of Incentive Stock have not been achieved, no stock will be issued, except as provided in (c). A Participant eligible for the receipt or issuance of incentive shares will have no rights as a stockholder before actual receipt of the Incentive Stock.

                (b) Whenever the Committee deems it appropriate, the Committee may establish an incentive program and notify Participants of their participation in and the terms of the incentive program. More than one incentive program may be established by the Committee and they may operate concurrently or for varied periods of time and a Participant may be permitted to participate in more than one incentive program at the same time. Incentive Stock will be issued only subject to the incentive program and the Plan and consistent with meeting the performance goals set by the Committee. A Participant in an incentive program shall have no rights as a shareholder until Incentive Stock is issued. Incentive Stock may be issued without cash consideration.

                (c) The Committee may provide in the incentive program, or subsequently, that Incentive Stock will be issued if a Change of Control occurs even though the performance goals set by the Committee have not been met.

                (d) A Participant's interest in an incentive program may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

                (e) Each Participant shall agree as a condition of his participation in an incentive program and the receipt of Incentive Stock, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, the aggregate amount of any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Incentive Stock received. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant.

                (f) The Company may place on any certificate representing Company Stock issued in connection with an Incentive Award any legend deemed desirable by the Company's counsel to comply with Federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent.

        8. Applicable Withholding Taxes. As an alternative to making a cash payment to the Company to satisfy tax withholding obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Federal, state and local tax liabilities of the Participant arising in the year the Incentive Award becomes subject to tax. Any such election shall be made only in accordance with procedures established by the Committee.

        9. Nontransferability of Incentive Awards. Incentive Awards, by their terms, shall not be transferable except by will or by the laws of descent and distribution.

        10. Effective Date of the Plan. The Plan shall be effective on February 22, 1994 and shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by the Company's shareholders, and (ii) the requirements of any applicable State securities laws have been met, no Restricted Stock shall be awarded, and no Incentive Stock shall be issued.

        11. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 21, 2004. No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by Rule 16b-3, no change shall be made that materially increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 12), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may amend the Plan and unilaterally amend Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, detrimentally affect a Participant's rights under an Incentive Award previously granted to him.

        12. Change in Capital Structure.

                (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Incentive Award, the Committee may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

                (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

                (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.


        13. Administration of the Plan. The Plan shall be administered by a Committee consisting of not less than three Directors of the Company, who meet the requirements of paragraph (d) below and are appointed by the Board. Subject to paragraph (d) below, the Committee shall be the Compensation Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

                (a) The Committee shall have the power and complete discretion to determine (i) which Participants shall receive Incentive Awards and the nature of each Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) the fair market value of Company Stock, (iv) the time or times when an Incentive Award shall be granted, (v) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vi) whether a Disability exists, (vii) conditions relating to the length of time before disposition of Company Stock received in connection with an Incentive Award is permitted, (viii) whether to approve a Participant's election to deliver shares of already owned Company Stock or to have the Company withhold from the shares to be issued to satisfy tax liabilities in connection with an Incentive Award, (ix) the terms and conditions applicable to Restricted Stock Awards, (x) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xi) whether to accelerate the time of receipt of Incentive Stock or the time when any or all restrictions with respect to Restricted Stock will lapse or be removed, (xii) notice provisions relating to the sale of Company Stock acquired under the Plan, (xiii) the terms of incentive programs, performance criteria and other factors relevant to the issuance of Incentive Stock or the lapse of restrictions on Restricted Stock, and
        (xiv) any additional requirements relating to Incentive Awards that the Committee deems appropriate. The Committee shall also have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3.

                (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

                (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. If and to the extent required by Rule 16b-3, all members of the Committee shall be "disinterested persons," as that term is defined in Rule 16b-3.

                14. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business to the attention of the Treasurer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

                15. Interpretation. The terms of this Plan are governed by the laws of the Commonwealth of Virginia.

PROXY

                       SIGNET(R) BANKING CORPORATION

                    1994 Annual Meeting of Shareholders
              Solicitated on behalf of the Board of Directors

The Shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy hereby appoint(s) Robert M. Freeeman, Malcolm S. McDonald and Andrew T. Moore, Jr., or any one of them, proxies, with full power of substitution in each, to vote all shares of Common Stock of Signet Banking Corporation owned by the Shareholder(s) at the Annual Meeting of Shareholders of Signet Banking Corporation to be held on April 26, 1994 and any adjournment thereof.

This proxy shall be voted FOR each of the matters listed on the reverse side, if no specification is made. Receipt of the Proxy Statement dated March 28, 1994, is acknowledged.

                        (continued on reverse side)

1. Election of Directors      J. Henry Butta, Norwood H. Davis, Jr., William C.
                              DeRusha, Robert M. Freeman, William R. Harvey,
                              Elizabeth G. Helm, Robert M. Heyssel, Malcolm S.
                              McDonald, Henry A. Rosenberg, Jr., Louis B.
                              Thalheimer, Stanley I. Westreich.
FOR all nominees      WITHHOLD
listed to the right  AUTHORITY   (Instructions: To withhold authority to vote
(except as marked    to vote      for any nominee write that nominee's name
to the contrary)       all        on the line below.)
                     nominees
                     listed      ----------------------------------------------
   (  )               (  )

2. Proposal to approve the Corporation's Annual Executive Incentive Compensation Plan.
             (  ) FOR        (  ) AGAINST        (  ) ABSTAIN

3. Proposal to approve the Corporation's Executive Long-Term Incentive Plan.
             (  ) FOR        (  ) AGAINST        (  ) ABSTAIN

4. Proposal to approve the Corporation's 1994 Stock Incentive Plan.
             (  ) FOR        (  ) AGAINST        (  ) ABSTAIN

5. Proposal to ratify the selection by the Board of Directors of Ernst & Young as Independent Auditors for the Corporation.
             (  ) FOR        (  ) AGAINST        (  ) ABSTAIN

and with discretionary authority on any other matter that may come before the meeting.

                                        (Please sign exactly as your name or
                                        names appear to the left. Only one
                                        joint tenant need sign. Fiduciaries
                                        should give their full titles.)


                                        Dated: __________________________, 1994

                                        _______________________________________
                                             Signature of Shareholder(s)

                                        _______________________________________
                                             Signature of Shareholder(s)

    "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
     PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"'

*******************************************************************************
                                    APPENDIX

On page 2 the first photograph is J. Henry Butta
On page 2 the second photograph is Norwood H. Davis, Jr.
On page 2 the third photograph is William C. DeRusha
On page 3 the first photograph is Robert M. Freeman
On page 3 the second photograph is William R. Harvey
On page 3 the third photograph is Elizabeth G. Helm
On page 4 the fourth photograph is Robert M. Heyssel
On page 4 the first photograph is Malcolm S. McDonald
On page 4 the second photograph is Henry A. Rosenberg, Jr.
On page 4 the third photograph is Louis B. Thalheimer
On page 4 the fourth photograph is Stanley I. Westreich